                                                                       Exh 10.34

                            ASSET PURCHASE AGREEMENT

                           Dated as of August 18, 2003

                                  by and among

                     PORT STOCKTON FOOD DISTRIBUTORS, INC.,
                            a California Corporation

                                       and

                       AMERICAN FOODSERVICE DISTRIBUTORS,
                            a California Corporation

                                       and

                               SMART & FINAL INC.,
                             a Delaware Corporation

                                       and

                               SYSCO CORPORATION,
                             a Delaware Corporation

                                TABLE OF CONTENTS

ARTICLE I      PURCHASE AND SALE OF PURCHASED ASSETS...........................2

   1.1         Purchased Assets................................................2
   1.2         Excluded Assets.................................................2
   1.3         No Liens or Encumbrances........................................4

ARTICLE II     PURCHASE PRICE; ASSUMPTION OF LIABILITIES.......................4

   2.1         Purchase Price..................................................4
   2.2         Assumed Liabilities.............................................4
   2.3         Closing.........................................................6
   2.4         Estimated Purchase Price and Purchase Price True-Up.............6

ARTICLE III    OTHER COVENANTS AND AGREEMENTS..................................8

   3.1         Employee Matters................................................8
   3.2         Consents.......................................................10
   3.3         Business Information...........................................11
   3.4         Noncompetition/Non-Solicitation Agreements.....................11
   3.5         Conduct of Business by Seller Pending the Closing..............11
   3.6         No Negotiations................................................12
   3.7         Expenses.......................................................12
   3.8         Notification of Certain Matters................................13
   3.9         Confidentiality and Public Announcements.......................13
   3.10        Tax Matters....................................................14
   3.11        Collection of Accounts Receivables.............................15
   3.12        Purchase Price Allocation......................................15
   3.13        Transition Services Agreement..................................16
   3.14        Vendor Receivables.............................................16
   3.15        Preservation of Minute Books and Corporate Records.............16
   3.16        Bulk Sales.....................................................16

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES...............16

   4.1         Organization and Authority of Seller...........................17
   4.2         Corporate Power and Authority; Due Authorization...............17
   4.3         Title to Purchased Assets......................................17
   4.4         No Conflict; Required Consents.................................17
   4.5         Ownership of Stock.............................................18
   4.6         Compliance with Law............................................18
   4.7         Accounts Receivable............................................18
   4.8         Taxes..........................................................18
   4.9         Inventory......................................................19
   4.10        Assumed Contracts..............................................20
   4.11        Litigation; Judgments..........................................20

                                       i

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   4.12        Insurance......................................................21
   4.13        Employees; Union; Labor........................................21
   4.14        Brokers Fees and Expenses......................................21
   4.15        Absence of Material Changes....................................21
   4.16        Liens..........................................................22
   4.17        Cost-Plus Contract Claims; Most Favored Nation.................22
   4.18        Certain Transfers; Preferences.................................22

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF..............................23
   5.1         Organization of Purchaser......................................23
   5.2         Corporate Power and Authority; Due Authorization...............23
   5.3         No Conflict; Consents..........................................23

ARTICLE VI     INDEMNIFICATION................................................24

   6.1         Indemnification by Seller and the Shareholders.................24
   6.2         Indemnification by Purchaser...................................24
   6.3         Provisions Regarding Indemnification...........................25
   6.4         Survival.......................................................25
   6.5         Limitations....................................................25

ARTICLE VII    CONDITIONS TO OBLIGATIONS OF PURCHASER TO CLOSE................26

   7.1         Representations and Warranties True............................26
   7.2         Obligations Performed..........................................26
   7.3         Consents.......................................................26
   7.4         Closing Deliveries.............................................26
   7.5         No Investigations..............................................27
   7.6         No Material Adverse Effect.....................................27
   7.7         Revised Schedules..............................................27
   7.8         Regulatory Matters.............................................27
   7.9         Marketing Associates...........................................27
   7.10        Payment of Retention Bonuses...................................28
   7.11        No Challenge...................................................28
   7.12        Legality.......................................................28

ARTICLE VIII   CONDITIONS TO SELLER'S AND SHAREHOLDERS' OBLIGATIONS...........28

   8.1         Representations and Warranties True............................28
   8.2         Obligations Performed..........................................28
   8.3         Closing Deliveries.............................................28
   8.4         No Challenge...................................................29
   8.5         Regulatory Matters.............................................29
   8.6         Legality.......................................................29

ARTICLE IX     TERMINATION....................................................30

   9.1         Termination....................................................30

                                       ii

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   9.2         Effects of Termination.........................................30

ARTICLE X      DEFINITIONS....................................................30

ARTICLE XI     MISCELLANEOUS PROVISIONS.......................................31

   11.1        Risk of Loss...................................................31
   11.2        Severability...................................................31
   11.3        Modification and Waiver........................................31
   11.4        Assignment, Survival and Binding Agreement.....................31
   11.5        Counterparts...................................................31
   11.6        Notices........................................................32
   11.7        Entire Agreement; No Third Party Beneficiaries.................33
   11.8        Further Assurances.............................................33
   11.9        Construction...................................................33
   11.10       Choice of Law..................................................33
   11.11       Dispute Resolution.............................................33
   11.12       Definition of Days.............................................34
   11.13       Schedules, Revised Schedules and Exhibits......................34
   11.14       Time of Essence................................................34

                                       iii

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                                    SCHEDULES

Schedule 1.1(b)   C&H Common Customers
Schedule 1.1(d)   Assumed Contracts
Schedule 1.2      Selected Excluded Assets
Schedule 3.1(h)   Absent Employees
Schedule 3.11     Account Receivable Practices
Schedule 3.12     Allocation
Schedule 4.1      Qualified to do Business
Schedule 4.4      Consents; No Conflicts
Schedule 4.8      Taxes
Schedule 4.9      Methodology for Determining "Obsolete" Inventory
Schedule 4.11     Litigation
Schedule 4.13     Employee Matters
Schedule 4.15     Absence of Material Changes
Schedule 4.17     Cost-Plus Contract Claims
Schedule 5.3      Purchaser Consents; No Conflicts
Schedule 7.9(a)   Certain Marketing Associates
Schedule 7.9(b)   Certain Marketing Associates and Sales Management

                                       iv

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                                    EXHIBITS

Exhibit 2.1(b)       Holdback Escrow Agreement
Exhibit 3.1(f)(i)    MA Retention Bonus Plan
Exhibit 3.1(f)(ii)   Non-MA Retention Bonus Plan
Exhibit 3.1(g)       Marketing Associate Non-Solicitation Agreement
Exhibit 3.4          Noncompetition/Non-solicitation Agreement
Exhibit 3.13         Transition Services Agreement
Exhibit 7.4(a)(i)    Bill of Sale
Exhibit 7.4(a)(ii)   Assumption Agreement

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT ("Agreement") is dated as of August 18, 2003, by and among PORT STOCKTON FOOD DISTRIBUTORS, INC., a California corporation d/b/a "Smart & Final Foodservice Distributors" ("Seller"), AMERICAN FOODSERVICE DISTRIBUTORS, a California corporation and the sole shareholder of Seller ("AFD"), SMART & FINAL INC., a Delaware corporation and the sole shareholder of AFD ("S&F", together with AFD, referred to as the "Shareholders" and, together with AFD and Seller, the "Seller Parties" ), and SYSCO CORPORATION, a Delaware corporation ("Purchaser"). Capitalized terms used but not otherwise defined herein, shall have the meanings set forth in Article X hereof.

                              W I T N E S S E T H:

     WHEREAS, S&F is in the business of selling food, foodservice products and professional quality culinary equipment through warehouse stores, wholesale stores and broadline foodservice distribution businesses (the "S&F Business");

     WHEREAS, AFD, through various subsidiaries and divisions, operates the broadline foodservice distribution business in northern California and Florida (the "Foodservice Segment") of the S&F Business;

     WHEREAS, Seller operates the Foodservice Segment within northern California (the "California Foodservice Business");

     WHEREAS, Seller is also engaged in the business of produce processing through its "Davis Lay" division (the "Produce Processing Division") and meat processing through its "Craig and Hamilton" division (the "Meat Processing Division"); and

     WHEREAS, Purchaser desires to purchase from Seller and Seller desires to sell to Purchaser, all right, title and interest in and to certain of the assets of Seller used solely in connection with the California Foodservice Business and certain of the assets of Seller used solely in connection with the Meat Processing Division (together, the California Foodservice Business and the Meat Processing Division are referred to herein as the "Purchased Business"); and

     WHEREAS, Purchaser is willing to assume, and Seller desires to assign to Purchaser, all of the Assumed Liabilities.

     NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                      PURCHASE AND SALE OF PURCHASED ASSETS

     1.1 Purchased Assets. Subject to and upon the terms and conditions set forth herein, Seller agrees to sell to Purchaser and Purchaser agrees to purchase from Seller at the Closing (as hereinafter defined), all right, title and interest in and to the following tangible and intangible assets of Seller used or held for use solely in the Purchased Business, excluding the Excluded Assets (defined in Section 1.2 below) (collectively, the "Purchased Assets"):

          (a) Inventory. All Salable (as defined in Section 4.9 below) inventory held for sale in the Purchased Business as of the Closing (the "Inventory");

          (b) Accounts Receivable. Subject to Sections 2.4 and 3.11 hereof, all trade accounts receivable with respect to (i) the California Foodservice Business and (ii) those customers of the Meat Processing Division that are listed on Schedule 1.1(b) attached hereto ("Common Customers"), all of which are customers of both the California Foodservice Business and the Meat Processing Division, both as reflected on the Final Accounts Receivable Statement (excluding all intercompany receivables, and all receivables from Seller's employees or the Shareholders or other affiliates of Seller) ("Accounts Receivable") as of the Closing;

          (c) Books and Records. Originals or true and correct duplicate copies of all written financial, accounting and operating data and records of Seller with respect to the Purchased Business, including without limitation all books, records, sales and sales promotional data, advertising materials, pricing information, customer and supplier lists, projections, reference catalogs, payroll and personnel records and other similar property, rights and information with respect to the Purchased Business (collectively, the "Books and Records");

          (d) Assumed Contracts. All employee confidentiality and non-competition agreements, and other agreements which are set forth on Schedule 1.1(d) (collectively, the "Assumed Contracts"); and

          (e) Customer Lists and Related Goodwill. Seller's customer lists with respect to the Purchased Business and the goodwill related thereto.

     1.2 Excluded Assets. Notwithstanding anything to the contrary contained in
Section 1.1 hereof, the Purchased Assets shall exclude the following (the "Excluded Assets"):

          (a) Minute Books. The corporate minute books and records and stock ledgers of Seller;

          (b) Employee Benefit Plans. Any interest or right to any assets held under any pension, profit sharing or other Employee Benefit Plan (as defined in Section 2.2);

          (c) Stock of Subsidiaries. Any capital stock of any subsidiaries of Seller or equity or other interest in any other entities, including those listed on Schedule 4.1 attached hereto;

          (d) Certain Contract Rights. Any rights, claims or causes of action arising solely in respect of contracts that are not Assumed Contracts, including without limitation, that certain agreement between Smart & Final Foodservice Distributors and Food Distributors Employees Association, dated June 5, 2002 (the "Association Agreement");

          (e) Produce Processing Division. Any assets that are used primarily or held for use by any of the Seller Parties in the operation of the Produce Processing Division;

          (f) Florida Foodservice Segment. Any assets that are used primarily or held for use by any of the Seller Parties in the operation of the Foodservice Segment operated in the state of Florida;

          (g) Facilities. Any interest (owned, leased or otherwise) in respect of any real property facility in which the California Foodservice Business or the Meat Processing Division is conducted (collectively, the "Facilities");

          (h) Fixed Assets. Any furniture, fixtures, warehouse and other equipment, machinery, appliances, computer hardware and software, tools, supplies, leasehold improvements, and construction in progress in respect of the Purchased Business (the "Fixed Assets");

          (i) Cash. Seller's cash and cash equivalents in respect of the Purchased Business;

          (j) Ordinary Course Usage. Supplies and other tangible personal property consumed by any of the Seller Parties with respect to the Purchased Business in the ordinary course of business between the date of this Agreement and the Closing Date;

          (k) Tax Refunds. Any Tax refunds or credits attributable to the Assets or the Purchased Business, relating to any taxable period, or any portion thereof, ending on or prior to the Closing Date. Notwithstanding the foregoing, any refund of Taxes which are Assumed Liabilities and relate to any taxable period, or portion thereof, beginning after the Closing Date shall belong to the Purchaser;

          (l) Insurance Policies. Any insurance policies in respect of the Purchased Business and the Assets;

          (m) Unrelated Assets. All right, title and interest of any of the Seller Parties in and to all the assets and properties that are not used primarily in the operation of the Meat Processing Division or the California Foodservice Business;

          (n) Excluded Assets and Liabilities. All rights in respect of the Excluded Assets, unless otherwise specifically provided for herein, and the Excluded Liabilities;

          (o) Truck Leases. Any truck lease with Penske, Ryder or any other lessor;

          (p) Certain Meat Processing Division Receivables. All of Seller's trade accounts receivable with respect to the Meat Processing Division other than trade accounts receivable with respect to Common Customers;

          (q) Tax Records. All of Seller's Tax (as defined below) records; and

          (r) Selected Items. Those assets set forth on Schedule 1.2.

     1.3 No Liens or Encumbrances. Seller Parties hereby covenant and agree with Purchaser that the Purchased Assets will be transferred and conveyed to Purchaser at Closing free and clear of all Encumbrances, other than Permitted Encumbrances, and Encumbrances arising solely for reasons associated with ownership by Purchaser.

                                   ARTICLE II
                    PURCHASE PRICE; ASSUMPTION OF LIABILITIES

     2.1 Purchase Price. The aggregate purchase price (the "Purchase Price") for the Purchased Assets shall be the sum of (i) the Final Accounts Receivable Amount (as defined in Section 2.4 hereof), up to a maximum amount of Twenty Two Million Five Hundred Thousand Dollars ($22,500,000) plus (ii) the Final Inventory Amount (as defined in Section 2.4 hereof), up to a maximum amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000) plus (iii) Eight Million Seven Hundred Fifty Thousand Dollars ($8,750,000) (the "Fixed Amount"). The Purchase Price shall be paid by Purchaser to Seller as follows:

          (a) Cash. At the Closing, Purchaser shall pay to Seller ninety-five percent (95%) of the Estimated Purchase Price determined pursuant to Section 2.4 hereof, by wire transfer of immediately available funds to an account that has been designated by Seller at least two days prior to the Closing Date (the "Cash at Closing").

          (b) Holdback Escrow. At the Closing, Purchaser shall wire to Wells Fargo (the "Escrow Agent") five percent (5%) of the Estimated Purchase Price determined pursuant to Section 2.4 hereof (the "Holdback Escrow Amount") which amount will be held in escrow (the "Holdback Escrow") by the Escrow Agent pursuant to an escrow agreement substantially in the form of Exhibit 2.1(b) attached hereto (the "Holdback Escrow Agreement"), and either paid to Seller or Purchaser by Escrow Agent as provided in Section 2.4 below.

     2.2 Assumed Liabilities.

          (a) Assumption of Certain Liabilities. At the Closing, Purchaser shall assume and become responsible for any and all of the Assumed Liabilities. Purchaser shall not assume or have any responsibility, however, with respect to any other obligation or liability of any of the Seller Parties not included within the Assumed Liabilities, including the Excluded Liabilities, as defined in Section 2.2(b).

          (b) Excluded Liabilities. Except for the Assumed Liabilities, it is expressly understood and agreed that notwithstanding anything to the contrary contained herein, Purchaser will not assume or have any liability with respect to any obligation or liability of the Seller Parties

(the "Excluded Liabilities"). Without in any way limiting the immediately preceding sentence, it is understood and agreed that any losses, costs, expenses or liabilities arising from the following shall constitute an Excluded
Liability:

               (i) all obligations or liabilities whatsoever arising from, incurred in, or with respect to the Facilities (including the leases thereof), the Fixed Assets, and all other Excluded Assets;

               (ii) all trade payables of the Purchased Business outstanding as of Closing;

               (iii) all liabilities of the Seller relating to any indebtedness for borrowed money;

               (iv) all obligations or liabilities whatsoever arising from, incurred in, or with respect to, all periods through the Closing in respect of severance, vacation pay, sick pay, WARN Act (as defined in Section 3.1 hereof), income tax withholding, payroll and/or unemployment tax, workers' compensation, pension, profit-sharing, health insurance, COBRA (as defined in Section 3.1 hereof) or any other employee or other benefit liabilities in respect of any Current Employees (as defined in Section 3.1 hereof) or in respect of any Employee Benefit Plans, including, without limitation any contribution, tax, lien, penalty, cost, interest, claim, loss, action, suit, damage, cost assessment, withdrawal liability, liability to the Pension Benefit Guaranty Corporation (the "PBGC"), liability under Section 412 of the Code (as defined in
Section 3.1 hereof) or Section 302(a)(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other similar liability or expense of Seller or any ERISA Affiliate;

               (v) all liabilities related to failure to comply with the Immigration Reform and Control Act of 1986, as amended, and all regulations promulgated thereunder (collectively, "IRCA");

               (vi) any obligations or liabilities for Taxes (as defined in Section 3.10) arising out of the operation of the Purchased Business or the ownership of the Purchased Assets prior to Closing other than personal property taxes and other similar taxes relating to the Purchased Assets in respect of taxable periods that begin before and end after the Closing Date, the liability for which shall be prorated pursuant to Section 3.10(c); and

               (vii) any liability of Seller for Income Taxes and any liability of Seller for the unpaid taxes of any Person under Treas. Reg. (S)1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. As used in this Agreement, "Income Taxes" shall mean any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

     As used in this Agreement "Employee Benefit Plan" means each "employee benefit plan" (as defined by Section 3(3) of ERISA), and any other bonus, profit sharing, pension, compensation, deferred compensation, stock option, stock purchase, fringe benefit, severance, post-retirement, scholarship, disability, sick leave, vacation, individual employment, commission, bonus, payroll practice, retention, or other plan, agreement, policy, trust fund or arrangement that is currently in effect, was maintained since December 31, 1996 or that has been approved before the date hereof but is not yet effective, for the benefit of:

          (i) directors or employees of Seller working in the Purchased Business, or any other persons performing services for Seller in the Purchased Business;

          (ii) former directors or employees of Seller working in the Purchased Business, or any other persons formerly performing services for Seller in the Purchased Business; and/or

          (iii) beneficiaries of anyone described in (i) or (ii)

(collectively, "Purchased Business Employees") or with respect to which Seller or any ERISA Affiliate has or has had any obligation on behalf of any Purchased Business Employee. ("ERISA Affiliate" is hereby defined to include any trade or business, whether or not incorporated, other than Seller, which has employees who are or have been at any date of determination occurring within the preceding six (6) years, treated pursuant to Section 4001(a)(14) of ERISA and/or Section 414 of the Code as employees of a single employer that includes Seller.)

     2.3 Closing. The closing of the transactions contemplated herein (the "Closing") shall take place as soon as practicable, but no later than five (5) business days, following the satisfaction or waiver of the conditions to Closing set forth in Articles VII and VIII (with September 15, 2003 being the currently anticipated date) or on such business day as is mutually agreed to by the parties hereto ("Closing Date"), at the offices of Foley & Lardner, 2029 Century Park East, Suite 3500, Los Angeles, California 90067-3021. All computations, adjustments, and transfers for the purposes hereof shall be effective as of 12:01 a.m. Pacific Daylight Savings Time on the Closing Date.

     2.4 Estimated Purchase Price and Purchase Price True-Up.

          (a) Preliminary Accounts Receivable and Preliminary Inventory. Promptly following the close of business of the business day immediately preceding the Closing Date, Seller shall prepare and deliver to Purchaser:

               (i) a schedule setting forth Seller's reasonable good faith calculation of all Accounts Receivable as of the Closing Date, showing the customer name and a reasonable good faith estimate of the face amount of each Accounts Receivable, which are outstanding as of such date, net of a reasonable reserve for doubtful accounts, determined in accordance with generally accepted accounting principles ("GAAP") and the methodology described on Schedule 3.11 attached hereto, consistently applied (the total net Accounts Receivable amount that is reflected on the Accounts Receivable schedule is referred to herein as the "Preliminary Accounts Receivable Amount"); and

               (ii) perpetual and other inventory reports that contain Seller's reasonable good faith calculation of the type and number of each Inventory item on hand as of the Closing Date and a reasonable good faith estimate of net book value of each Inventory item, determined in accordance with GAAP, consistently applied (the total Inventory amount that is reflected on such perpetual and other inventory reports, net of a reserve for slow-moving and obsolete inventory, determined consistent with Seller's past practice in respect of the Purchased Business, is referred to herein as the "Preliminary Inventory Amount").

     "Estimated Purchase Price" means the sum of the Preliminary Accounts Receivable Amount (up to a maximum of $22,500,000), the Preliminary Inventory Amount (up to a maximum of $12,500,000) plus the Fixed Amount.

          (b) Final Accounts Receivable and Final Inventory. Within ninety (90) days after the Closing Date, Purchaser and/or its agents shall complete a review of the Preliminary Accounts Receivable Amount and the Preliminary Inventory Amount, which review shall include, but not be limited to a physical count.

               (i) Seller shall provide Purchaser with a detailed listing of the final Inventory as of the Closing Date that will include, but not be limited to, detail of the reserve for slow-moving and obsolete Inventory. The Inventory and the reserve for slow-moving and obsolete Inventory shall be determined on a basis consistent with that utilized in determining the Preliminary Inventory Amount. Seller shall provide Purchaser with reasonable access to Seller's books and records to facilitate Purchaser's review of the costs and methods used to value the Inventory and the reserve for slow-moving and obsolete Inventory.

               (ii) Purchaser will provide Seller with the most recent weekly aged listing of the Preliminary Accounts Receivable Amount still outstanding. An allowance for doubtful accounts will be calculated, using a method consistent with that used to determine the Preliminary Accounts Receivable Amount (the "Final Allowance for Doubtful Accounts"). Purchaser shall provide Seller with reasonable access to Purchaser's books and records to facilitate Seller's review of the accounts and the methods used to determine the Final Allowance for Doubtful Accounts. The Final Accounts Receivable Amount shall be the total of the Preliminary Accounts Receivable Amount, as adjusted for the Final Allowance for Doubtful Accounts.

               (iii) After Purchaser's review, if Seller and Purchaser reach agreement on the Preliminary Accounts Receivable Amount and the Preliminary Inventory Amount, such amounts shall, respectively, be the "Final Accounts Receivable Amount" and the "Final Inventory Amount" and any amounts due shall be distributed in accordance with the terms of Section 2.4(c) below, as appropriate, within one calendar week of the parties reaching such agreement. If, however, Seller and Purchaser are unable to reach agreement on the Preliminary Accounts Receivable Amount and/or the Preliminary Inventory Amount within thirty (30) days after the completion of Purchaser's review, then the parties shall submit the matter to PricewaterhouseCoopers, LLP, or such other nationally recognized public accounting firm mutually acceptable to the parties hereto (the "Accountants") for resolution. Such resolution by the Accountants shall be set forth in a written report ("Accountants Report") delivered by the Accountants to the parties hereto within fifteen (15) days following the submission of such dispute to the Accountants and shall be the "Final Accounts Receivable Amount" and/or the "Final Inventory Amount", as the case may be, and shall be final and binding upon the parties hereto and any amounts due shall be distributed in accordance with the terms of
Section 2.4(c) below, as appropriate, within one calendar week following the delivery of the Accountants Report to the parties hereto. The fees charged by the Accountants shall be paid 50% by the Seller and 50% by Purchaser. Promptly following determination of the Final Accounts Receivable Amount and the Final Inventory Amount, the parties shall send to the Escrow Agent the disbursement notice described in the Holdback Escrow Agreement.

          (c) True-Up.

               (i) If the Purchase Price is less than the Estimated Purchase Price, the amount of such deficiency (the "Shortfall"), shall be paid to Purchaser by the Escrow Agent from the Holdback Escrow. The amount of any Shortfall in excess of the Holdback Escrow Amount shall be paid, with interest earned thereon, by Seller to Purchaser within one calendar week following the determination of the Final Accounts Receivable Amount and the Final Inventory Amount, as provided for herein. Any Holdback Escrow Amount remaining after retention by Purchaser as provided for herein shall be released to Seller by the Escrow Agent, with accrued interest, within one calendar week of such determination.

               (ii) If the Purchase Price is equal to or greater than the Estimated Purchase Price (the "Excess Amount"), then Seller shall have the right to receive the entire Holdback Amount and the Escrow Agent shall pay to Seller such amount, with accrued interest, within one calendar week following the determination of the Final Accounts Receivable Amount and the Final Inventory Amount, as provided for herein. If the Excess Amount is greater than the Holdback Escrow Amount, such difference shall be paid, with interest earned thereon, by Purchaser to Seller within one calendar week following the determination of the Final Accounts Receivable Amount and the Final Inventory Amount, as provided for herein.

                                   ARTICLE III
                         OTHER COVENANTS AND AGREEMENTS

     3.1 Employee Matters.

          (a) Offer of Employment. As of the Closing, Purchaser will be entitled, but shall not be obligated, to offer employment to employees of Seller who provide, as of Closing, services to the Purchased Business ("Current Employees") and who satisfy Purchaser's requirements for new employees including Purchaser's pre-employment screening process, subject to the following conditions: (i) nothing contained herein shall preclude Purchaser from revising conditions of employment after the Closing or effecting the termination of any Current Employees after the Closing; and (ii) Purchaser shall have no liability or obligation in respect of any Current Employees of the Seller who reject Purchaser's offer of employment. Seller shall not make any offers of employment to any Current Employees. Notwithstanding Section 3.1(c), Purchaser may interview for employment Present Employees (as defined in Section 3.5). If Purchaser decides not to offer employment to a Marketing Associate (and such Marketing Associate is otherwise willing and able to be employed by Purchaser), for purposes of the condition described in Section 7.9, such Marketing Associate shall be deemed to have been continuously employed by Seller from the date hereof through the Closing.

          (b) COBRA. Seller shall provide at its sole cost and expense "Continuation Coverage" (within the meaning of Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code") and Part 6 of Subtitle B of Title I of ERISA) (such statutory provisions are referred to herein collectively as "COBRA") to all Purchased Business Employees and their covered dependents who
(i) have experienced a "Qualifying Event" (within the meaning of COBRA) prior to the Closing Date and for whom the period of Continuation Coverage required by COBRA has not, as of the Closing Date, expired, or (ii) are covered under a "group health plan" (as defined in Code Section 5000(b)(1)) of the Seller as of the Closing Date and experience a Qualifying Event as a result of the transactions contemplated by this Agreement (and regardless of whether a Purchased Business Employee becomes an employee of Purchaser). In addition, Seller shall provide group health coverage to Purchased Business Employees (and their eligible dependents) who are, as of the Closing Date, on a leave of absence governed by the Family and Medical Leave Act of 1993, as amended ("FMLA"), in accordance with the requirements of FMLA and COBRA. Seller shall provide, or cause to be provided by an ERISA Affiliate, all applicable notifications of any conversion rights or privileges available under any of Seller's Employee Benefit Plans.

          (c) Nonsolicitation of Marketing Associates. Subject to Section 3.1(a), Purchaser agrees that from and after the date hereof through Closing, neither Purchaser nor any of its affiliates will solicit for hire any Marketing Associates (defined in Section 3.1(f)); provided, however, if any Marketing Associates are hired by Purchaser or any of its affiliates prior to Closing, for purposes of the condition described in Section 7.9, such Marketing Associates shall be deemed to have been continuously employed by Seller from the date hereof through the Closing.

          (d) Notice to Employees. Seller shall be responsible for providing, and shall be entitled to provide at anytime, all notices and other communications to employees which may be required on or prior to Closing under the Worker Adjustment and Retraining Act or any similar state statute (collectively, the "WARN Act"), and in no event shall Purchaser be liable for claims arising prior to employment by Purchaser.

          (e) Form I-9. Seller shall obtain Forms I-9 (defined below) from all of its Current Employees prior to Closing, and shall use its commercially reasonable efforts to ensure that, to the knowledge of each of the Seller Parties, the information reflected thereon shall be true and correct. Seller shall prepare all required Forms W-2 for filing with the United States Internal Revenue Service for the Purchased Business Employees as of the Closing Date.

          (f) Retention Bonuses. In addition to any severance or other benefits that Seller may provide to Current Employees, Seller agrees that it shall provide retention bonuses to certain of its employees, in accordance with the following:

               (i) Seller shall pay a retention bonus to (A) each of its employees who is a marketing associate for the California Foodservice Business ("Marketing Associates") and (B) Tammy Andrews, Bob Bartman, John Bateman, Gary Bockman, Alec Napolitano, Charley Phillips, Gary Smith, Debbi Mickelson, David Riccio, Dennis Barone, and Mickey Biggs (collectively "Sales Management"), if such employees are continuously employed by Seller from the date hereof until the Closing. Such retention bonuses shall be paid substantially at Closing and the balance thereof shall be paid within ninety
(90) days of the Closing by Seller in accordance with the plan attached hereto as Exhibit 3.1(f)(i) (the "MA Retention Bonus Plan"). The aggregate amount of such retention bonuses made available by Seller to the Marketing Associates and the Sales Management shall not be less than $500,000 and the average amount of such retention bonuses with respect to the Marketing Associates and Sales Management made available shall not be less than $1,000. Seller shall provide Purchaser with reasonably detailed information relating to the MA Retention Bonus Plan upon receiving a written request from Purchaser.

               (ii) Seller shall pay a retention bonus to each of its California Foodservice Business employees who is neither a Marketing Associate nor part of Sales Management (each, a "Non-Marketing Employee"), and that is continuously employed by Seller from the date hereof until the Closing. Such retention bonuses shall be paid substantially at Closing and the balance thereof shall be paid within ninety (90) days of the Closing by Seller in accordance with the plan that is attached hereto as Exhibit 3.1(f)(ii) (the "Non-MA Retention Bonus Plan"), and the average retention bonus paid to Non-Marketing Employees shall be not less than $1,000. Seller shall provide Purchaser with reasonably detailed information relating to the Non-MA Retention Bonus Plan upon receiving a written request from Purchaser.

               (iii) The Retention Bonus Plan and the Non-MA Retention Bonus Plan shall be implemented by Seller as soon as practicable following the Initial Public Announcement (defined in Section 3.9 hereof) and Seller shall coordinate the Retention Bonus Plan and the Non-MA Retention Bonus Plan with Purchaser's post-Closing incentive plan described in Section 3.1(g) hereof.

          (g) Bonus Pool for Marketing Associates. At Closing, Purchaser shall adopt a bonus pool, which in the aggregate shall be not less than $500,000 and the participants of which shall be each Marketing Associate that is offered employment by, and accepts employment with, Purchaser. Such bonus pool shall be paid by Purchaser after the Closing Date to each Marketing Associate who meets the terms and conditions established by Purchaser, which shall include, but not be limited to, the execution and delivery by the Marketing Associate of a Nondisclosure Nonsolicitation Agreement that shall be entered into prior to the Closing Date, the form of which is attached hereto as Exhibit 3.1(g) (the "Marketing Associate Nonsolicitation Agreement"). Purchaser shall provide S&F with reasonably detailed information relating to such bonus pool upon receiving a written request from S&F.

          (h) Employees on Leave. Schedule 3.1(h) attached hereto lists the name of each Purchased Business Employee who is on a leave of absence whether pursuant to FMLA, workers compensation or otherwise.

     3.2 Consents. Promptly after execution of this Agreement, Seller will apply for or otherwise seek, and use its commercially reasonable efforts to obtain, all consents and approvals required with respect to Seller Parties in order to consummate the transactions contemplated hereby, including without limitation, those consents listed in Schedule 4.4 hereof and consents in respect of the Assumed Contracts. Any charges imposed by the other parties in respect of such consents shall be borne by Seller. Purchaser shall provide Seller with such information as may reasonably requested by Seller in connection with obtaining such consents.

     3.3 Business Information. Subject to the Confidentiality Agreement (as defined in Section 3.9), Seller, its employees, agents and representatives shall provide Purchaser, its respective employees, agents, counsel, accountants and financial consultants access to all suppliers and employees of the Purchased Business and reasonable access during normal business hours, to the offices, properties, records, files and other documents and information of or relating to the Purchased Business and the Purchased Assets as Purchaser, their respective employees, agents, counsel, accountants or financial consultants may request; provided that access to the personnel records of any of Seller's employees shall only be allowed if such employee has consented to such access.

          (a) No Waiver. Purchaser's due diligence review and any inspections pursuant hereto shall not waive or release the Seller Parties from any of their representations, warranties or covenants under this Agreement.

     3.4 Noncompetition/Non-Solicitation Agreements. Concurrently with the Closing, Seller and the Seller Parties shall enter into a Noncompetition/Non-Solicitation Agreement with Purchaser for a term ending on the second (2nd) anniversary of the Closing Date in substantially the form attached as Exhibit 3.4 (the "Noncompetition/Non-Solicitation Agreement").

     3.5 Conduct of Business by Seller Pending the Closing. The Seller Parties covenant and agree that, unless Purchaser shall otherwise consent in writing and except as otherwise set forth herein, between the date hereof and the Closing, the Purchased Business shall be conducted only in, and Seller shall not take any action except in, the ordinary course of business and in a manner consistent with past practice or as otherwise required by this Agreement or with respect to the transactions contemplated herein; and Seller will use its commercially reasonable efforts to preserve substantially intact the business organization and the Purchased Business, to keep available the services of the present employees and consultants who provide any services to the Purchased Business (collectively, the "Present Employees") and to preserve the present relationships of Seller with customers, suppliers and other persons with which Seller has significant business relations in respect of the Purchased Business.

          (a) Certain Actions. By way of amplification and not limitation, except as expressly provided for in this Agreement, Seller Parties shall not, between the date hereof and the Closing, directly or indirectly, do any of the following in respect of Seller or the Purchased Business, as applicable, without the prior written consent of Purchaser:

               (i) (A) merge or consolidate with or into another company; (B) except in the ordinary course of business and in a manner consistent with past practices, sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any material assets of Seller used or held for use by the Purchased Business; (C) enter into any material contract or agreement, except in the ordinary course of the Purchased Business; or (D) enter into or amend any material contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 3.5(a)(i);

               (ii) take any material action except in the ordinary course of business and in a manner consistent with past practice or as otherwise required by this Agreement or with respect to the transactions contemplated herein, or make any material change in, its methods of management, purchasing, distribution, marketing, accounting or operating (or practices relating to payment of trade accounts or to other payments); or

               (iii) do any act or omit to do any material act that would cause a breach of any contract, commitment or obligation of Seller that is an Assumed Liability hereunder.

          (b) Maintenance of Inventory. Seller shall, between the date hereof and the Closing Date (i) maintain the Inventory in amounts which will permit the California Foodservice Business to be operated in its ordinary course; (ii) not purchase any material amount of Inventory at a cost exceeding market prices prevailing at the time of purchase; and (iii) coordinate with a merchandiser designated by Purchaser prior to purchasing Inventory for the Meat Processing Division and, to the extent practicable, Seller will purchase Inventory for the Meat Processing Division from Purchaser.

          (c) Collection of Accounts Receivable. Seller shall, between the date hereof and the Closing Date, in the ordinary course of business and in a manner consistent with past practice, continue efforts to collect its Accounts Receivable.

     3.6 No Negotiations. Seller Parties covenant and agree that, from and after the date hereof until the Closing (or the earlier termination of this Agreement pursuant to Article IX), neither Seller nor its officers or directors nor anyone acting on behalf of Seller or such persons, nor any Shareholder shall, directly or indirectly, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm or other entity or group (other than Purchaser or its representatives) concerning any merger, sale of substantial assets, purchase or sale of shares of capital stock or similar transaction involving the Purchased Business and/or the Purchased Assets ("Acquisition Proposal"). The Seller Parties agree to notify Purchaser immediately if Seller or any of Seller's shareholders, directors, officers, employees, or agents receive any indication of interest, request for information or offers in connection with an Acquisition Proposal.

     3.7 Expenses.

          (a) Expenses of Purchaser. All of the expenses incurred by Purchaser in connection with the authorization, negotiation, preparation, execution and performance of this Agreement and other agreements referred to herein, including, without limitation, all fees and expenses of agents, representatives, brokers, counsel and accountants for Purchaser, shall be paid by Purchaser.

          (b) Expenses of Seller and Shareholders. All expenses incurred by the Seller Parties in connection with the authorization, negotiation, preparation, execution and performance of this Agreement and the other agreements referred to herein, including without limitation, all fees and expenses of agents, representatives, brokers, counsel and accountants for the Seller Parties shall be paid by the Seller Parties.

     3.8 Notification of Certain Matters. Seller shall give prompt notice to Purchaser of the following:

          (a) Material Adverse Effect. The occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be reasonably likely to cause either (A) any representation or warranty of Seller Parties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing, or (B) any Material Adverse Effect. The term "Material Adverse Effect" means any change in or effect on the Purchased Business or the Purchased Assets, whether discovered by Purchaser or disclosed hereunder to Purchaser, that is or may reasonably be expected to be materially adverse to the operations, properties (including intangible properties), condition (financial or otherwise), assets, liabilities or regulatory status of Seller, the Purchased Business or the Purchased Assets; provided, however, for purposes of this Agreement, that in determining whether a Material Adverse Effect has occurred, any event, change or development attributable to the following shall not be considered: any adverse event, change or development arising from or relating to (1) general business or economic conditions or (2) the taking of any action contemplated by this Agreement and the other agreements contemplated hereby, including any public announcement in connection herewith.

          (b) Material Non-Compliance. Any material failure of any of the Seller Parties, or any officer, director, employee or agent of any of the Seller Parties, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     Notwithstanding the foregoing, the delivery of any notice pursuant to this
Section 3.10 shall not limit or otherwise affect the remedies available hereunder to Purchaser upon receiving such notice.

     3.9 Confidentiality and Public Announcements. The parties hereto agree to announce the execution of this Agreement (the "Initial Public Announcement") and the consummation of the transaction contemplated by this Agreement simultaneously at mutually agreeable times. The content of all announcements and publicity relating to the subject matter of this Agreement will be subject to the mutual approval of Seller and Purchaser (except as otherwise required by law). The parties hereto shall, and shall cause their representatives to, maintain the confidentiality of all non-public information concerning the other parties hereto (other than such information which becomes generally available to the public other than as a result of disclosure by the other party) which becomes known by a party hereto or such representatives solely as a result of the negotiation or consummation of the transactions contemplated by this Agreement, and shall promptly return and cause its agents and representatives to return to the other party all written materials containing such information in the event that the Closing does not occur within the time limit herein provided for. That certain Confidentiality Agreement, dated June 4, 2003, between Seller and Purchaser shall survive the execution of this Agreement and remain in full force and effect in accordance with its terms. Notwithstanding the foregoing, the Seller Parties and Purchaser (and each of their respective employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transactions contemplated by this Agreement beginning on the earliest of (i) the date of the public announcement of discussions relating to the transactions contemplated by this Agreement, (ii) the date of public announcement of the transactions contemplated by this Agreement, or (iii) the date of the execution of an agreement (with or without conditions) to enter into the transactions contemplated by this Agreement; provided, however, that neither the Seller Parties nor Purchaser (nor any of their respective representatives) may disclose any other information that is not relevant to understanding the tax treatment and tax structure of the transactions contemplated by this Agreement (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could result in a violation of any federal or state securities law.

     3.10 Tax Matters.

          (a) Definitions. As used in this Agreement, the following terms have the specified meanings:

               (i) "Affiliated Group" shall mean any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local, or foreign law.

               (ii) "Tax Authority" shall mean any U.S. federal, foreign, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising tax regulatory authority.

               (iii) "Tax Return" shall mean any return, report, statement, form or other documentation (including any additional or supporting material and any amendments or supplements) filed or maintained, or required to be filed or maintained, with respect to or in connection with the calculation, determination, assessment, collection or administration of any Taxes.

               (iv) "Tax" or "Taxes" shall mean (A) any and all taxes, fees, assessment, levies, duties, tariffs, imposts and other charges of any kind, imposed by any Tax Authority, including, without limitation, taxes or other charges on, measured by, or with respect to income, franchise, windfall, or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and custom's duties, tariffs and similar charges; (B) any liability for the payment of any amounts of the type described in (A) as a result of being a member of an Affiliated Group for any taxable period; (C) any liability for the payment of any amounts of the type described in (A) as a result of being a person required by law to withhold or collect taxes imposed on another person; (D) any liability for the payment of amounts of the type described in (A), (B) or (C) as a result of being a transferee of, or a successor in interest to, any person or as a result of an express or implied obligation to indemnify any person; and (E) any and all interest, penalties, additions to tax and additional amounts imposed in connection with or with respect to any amounts described in (A), (B), (C), or (D).

               (v) "Transfer Taxes" shall mean all foreign, federal, state and local sales, use, transfer, stamp, documentary, registration, and similar Taxes (including any penalties or interest) arising in connection with the consummation of the transactions contemplated hereby.

          (b) Transfer Taxes. Seller shall properly and timely file all necessary Tax Returns with respect to all Transfer Taxes and shall pay all Transfer Taxes.

          (c) Proration of Certain Taxes. Seller and Purchaser agree that all personal property Taxes and other similar Taxes relating to the Purchased Assets that cover periods both before and after the Closing Date will be prorated. Purchaser will reimburse Seller for the post-Closing portion of any such Taxes that have been pre-paid by Seller to the extent that Purchaser will receive the benefit of such prepayment after the Closing. Seller and the Stockholders will reimburse Purchaser for the pre-Closing portion of any such Taxes that are to be paid by Purchaser on or after the Closing Date. For purposes of this Section 3.10(c), (i) the pre-Closing portion of any Tax shall be deemed to be an amount of such Tax for the number of days in the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on the Closing Date, and the denominator is the number of days in the entire taxable period; and (ii) the post-Closing portion of any Tax shall be deemed to be an amount of such Tax for the number of days in the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period beginning after the Closing Date, and the denominator is the number of days in the entire taxable period.

     3.11 Collection of Accounts Receivables. After Closing, Purchaser shall have the sole right to collect the Accounts Receivable. All amounts which are collected from an account debtor after the Closing Date shall be first applied against the oldest outstanding balance on such account, unless said account debtor expressly directs otherwise in writing. Subject to the immediately preceding sentence, with respect to Seller's customers acquired pursuant hereto, for the initial 90 days after Closing or, with respect to a customer, until such customer's Accounts Receivable have been fully collected, whichever is shorter, Purchaser shall substantially adhere to Seller's practices and procedures regarding collections, write-offs and servicing of accounts, as such practices and procedures are described on Schedule 3.11 attached hereto. If Seller or the Shareholders receive payment from customers of any amounts in respect of any Accounts Receivable, Seller, or Shareholders, as the case may be, will remit such payments to Purchaser within five (5) business days of receipt thereof. If requested by Purchaser in writing, Seller will provide reasonable assistance in connection with the collection of Accounts Receivable.

     3.12 Purchase Price Allocation. The parties agree that Purchase Price and Assumed Liabilities (plus other relevant items) will be allocated to the assets of the Purchased Business in the manner described in Schedule 3.12. The parties agree that such allocation was arrived at by arms-length negotiation and in the judgment of the parties properly reflects the fair market value of the Purchased Assets. The parties further agree to (i) be bound by the Purchase Price Allocation, (ii) act in accordance with the Purchase Price Allocation in the preparation and filing of all Tax Returns and in the course of any Tax audit or Tax litigation relating thereto, and (iii) take no position inconsistent with the Purchase Price Allocation for any Tax purpose, except, in each case, to the extent that there has been a "determination" within the meaning of Section 1313 of the Code contrary to such position. If any Tax Authority disputes any allocation made pursuant to Schedule 3.12, the party receiving notice of the dispute will promptly inform the other party concerning the resolution of the dispute.

     3.13 Transition Services Agreement. At Closing, Purchaser and Seller shall enter into a Transition Services Agreement in substantially the form of Exhibit
3.13 attached hereto (the "Transition Services Agreement"), pursuant to which Purchaser will have sixty (60) days following Closing to remove the Inventory from the Facilities and during such sixty (60) day period Seller will continue to maintain the Facilities in the ordinary course of business consistent with its past practice, including without limitation, the maintenance of commercially reasonable security over and insurance on the Inventory located at the Facilities. In addition, Seller Parties will cooperate with Purchaser in the transition of customers of the Purchased Business from Seller to Purchaser and shall, for a six month period following Closing, subject to such renewal terms as may be agreed upon by the parties, grant a royalty free license to Purchaser to sell any proprietary inventory of Seller that Purchaser acquires pursuant hereto. Upon expiration of such license, the parties will cooperate to dispose of any such unsold proprietary inventory. Purchaser shall reimburse Seller for the reasonable costs incurred by Seller to provide the foregoing services as set forth in the Transition Services Agreement during such specified period.

     3.14 Vendor Receivables. Purchaser shall remit to S&F any monies that it receives after the Closing Date relating to trade accounts receivable, other than the trade accounts receivable set forth on the Final Accounts Receivable Statement, within five (5) business days of the receipt of such monies.

     3.15 Preservation of Minute Books and Corporate Records. Seller agrees to preserve all of its (i) minute books and stock and corporate records (other than Tax records) until the first (1st) anniversary of the Closing Date, and (ii) relevant Tax records until the end of the applicable statute of limitations for Tax claims related to the Purchased Assets, and, until such times, to make them available during normal business hours, to Purchaser, its counsel, accountants and others authorized by it for inspection and the making of photocopied extracts therefrom at Purchaser's sole expense.

     3.16 Bulk Sales. Purchaser hereby waives compliance by the Seller Parties with the provisions of any applicable state bulk transfer statutes. The Seller Parties hereby, jointly and severally, covenant and agree to indemnify and hold Purchaser harmless from and against any and all claims of Seller's creditors or others asserted against Purchaser resulting from such non-compliance.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES

     In order to induce Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, Seller Parties, jointly and severally, hereby make the following representations and warranties, as qualified herein (including by virtue of any applicable schedule or Revised Schedule), to Purchaser.

     4.1 Organization and Authority of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Seller is duly qualified as a foreign corporation in all jurisdictions in which the conduct of Seller's business or the ownership of the Purchased Assets requires such qualification and Schedule 4.1 lists all the states where Seller is so qualified. Seller has all necessary corporate power and authority to own, lease and operate its properties and conduct its business with respect to the Purchased Assets as it is currently being conducted. Except as disclosed on Schedule 4.1, Seller does not own, directly or indirectly, any interest in any corporation, partnership, joint venture or other entity.

     4.2 Corporate Power and Authority; Due Authorization. Each of the Seller Parties has full power, capacity and authority, to execute and deliver this Agreement and each of the Transaction Documents to which such Seller Party is or will be a party and to consummate the transactions contemplated hereby and thereby. "Transaction Documents" means each of the agreements, documents and instruments referenced in this Agreement to be executed and delivered by any of the Seller Parties. The board of directors of Seller and AFD (the sole shareholder of Seller), have duly approved and authorized the execution and delivery of this Agreement and each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and no other corporate proceedings on behalf of Seller are necessary. The board of directors of AFD and S&F (in its capacity as the sole shareholder of AFD), have duly approved and authorized the execution and delivery of this Agreement and each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and no other corporate proceedings on behalf of AFD are necessary. The board of directors of S&F have duly approved and authorized the execution and delivery of this Agreement and each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and no other corporate proceedings on behalf of S&F are necessary. Assuming that this Agreement and each of the Transaction Documents which are also Purchaser Transaction Documents (as defined below) constitutes a valid and binding agreement of Purchaser, this Agreement and each of the Transaction Documents to which the Seller and/or any Seller Party, as the case may be, is a party constitutes, or will constitute when executed and delivered, a valid and binding agreement of Seller and/or any Seller Party, as the case may be, in each case enforceable by Purchaser in accordance with its terms, subject to laws of general application in effect affecting creditors' rights and subject to the exercise of judicial discretion in accordance with general equity principles.

     4.3 Title to Purchased Assets. Seller has, good and valid marketable title to all of the Purchased Assets (and a valid and enforceable leasehold interest in the leased personal property), free and clear of all Encumbrances, other than Permitted Encumbrances. At the Closing, Seller will transfer to Purchaser good and valid marketable title to all of its Purchased Assets (and a valid and enforceable leasehold interest in the leased personal property), free and clear of all Encumbrances, other than Permitted Encumbrances.

     4.4 No Conflict; Required Consents. Except for the consents, approvals, authorizations and other actions listed on Schedule 4.4 attached hereto, which shall have been obtained or taken prior to Closing, the execution and delivery by Seller Parties of this Agreement and the Transaction Documents and the consummation by Seller Parties of the transactions contemplated hereby and thereby do not and will not (a) require the consent, approval or action of, or any filing or notice to, any corporation, firm, person or other entity or any public, governmental or judicial authority; (b) violate the terms of any instrument, document or agreement to which any of the Seller Parties is a party, or by which any of the Seller Parties or the property of any of the Seller Parties (including the Purchased Assets) is bound, or be in conflict with, result in a breach of or constitute (upon the giving of notice or lapse of time or both) a default under any such instrument, document or agreement, or result in the creation of any lien upon any of the property or assets of any of the Seller Parties (including the Purchased Assets); (c) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to any of the Seller Parties or relating to the Purchased Assets or to the Purchased Business; or (d) violate the Articles of Incorporation or Bylaws of Seller. Neither Seller nor the Purchased Assets are subject to, or a party to, any mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree or other restriction of any kind or character which would prevent or hinder the continued operation of the Purchased Business by Purchaser after the Closing on substantially the same basis as theretofore operated.

     4.5 Ownership of Stock. AFD is the sole record and beneficial owner of all of the issued and outstanding capital stock of Seller. No person or entity other than AFD has, or has any right to obtain, any beneficial or record interest in the capital stock of Seller or any interest convertible thereto. S&F is the sole record and beneficial owner of all of the issued and outstanding capital stock of AFD. No person or entity other than S&F has, or has any right to obtain, any beneficial or record interest in the capital stock of AFD or any interest convertible thereto.

     4.6 Compliance with Law. Seller, with respect to the Purchased Assets is in material compliance with all applicable laws, orders, rules and regulations of all governmental bodies and agencies. None of the Seller Parties has received written notice of, and neither Mickey Biggs, Bob Schofield, nor Dave Riccio has knowledge of, any noncompliance with the foregoing or of any notice thereof.

     4.7 Accounts Receivable. On the date hereof Seller delivered to Purchaser a true, correct and complete schedule of all Accounts Receivable as of August 10, 2003 of Seller in respect of the Purchased Business outstanding as of the date hereof showing the ageing thereof, and all such accounts receivable listed thereon are bona fide, arose in the ordinary course of business, and are not subject to any disputes or offsets except such disputes or offsets that arise in the ordinary course of business. None of the Accounts Receivable is intercompany receivables, nor are any of the Accounts Receivable due from any of Seller's affiliates, including the Shareholders and the employees of Seller.

     4.8 Taxes.

          (a) Tax Returns and Payments. Except as otherwise disclosed in
Schedule 4.8 attached hereto: (i) all income and other material Tax Returns relating to the Purchased Assets and the Purchased Business required to be filed by or on behalf of Seller or any Affiliated Group of which the Seller is a member have been properly prepared and duly and timely filed with the appropriate Tax Authorities in all jurisdictions in which such Tax Returns are required to be filed

(after giving effect to any valid extensions of time in which to make such filings), all such Tax Returns were true, complete and correct in all material respects and all Taxes reflected as due thereon have been paid in full; and (ii) no agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), has been executed or filed with the IRS or any other Tax Authority by or on behalf of Seller and no power of attorney with respect to any Tax matter is currently in force.

          (b) Withholding Taxes. Seller has complied in all respects with respect to the Purchased Assets and the Purchased Business with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate Tax Authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

          (c) Tax Liens. There are no liens as a result of any unpaid Taxes upon any Purchased Assets of the Purchased Business except for Taxes not yet due and payable.

          (d) Examinations. Except as set forth on Schedule 4.8, all deficiencies asserted or assessments made as a result of any examinations by the IRS or any other Tax Authority of the Tax Returns relating to the Purchased Assets and the Purchased Business have been fully paid, and there are no other audits or investigations by any Tax Authority in progress, nor has Seller received any notice from any Tax Authority that it intends to conduct such an audit or investigation. No issue has been raised by a Tax Authority in any prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

          (e) U.S. Person. Seller is not a foreign person within the meaning of
Section 1445 of the Code.

          (f) Tax Rulings. Seller is not subject to any private letter ruling of the IRS or comparable rulings of other taxing authorities.

     4.9 Inventory. The inventory held for sale in the Purchased Business, net of reasonable (in accordance with past practices of Seller and industry standards) reserves, consists only of Salable inventory of a quality and quantity generally maintained and sold in the ordinary course of the Purchased Business. For purposes hereof, inventory is "Salable" only if it (including its packaging) is in the physical condition to be sold to customers in the ordinary course of the Purchased Business and in accordance with industry standards and applicable government regulations; provided, however, that "Salable" inventory does not include

          (i) any item whose supplier notifies any of the parties hereto prior to the Closing that such item may not be distributed following Closing;

          (ii) any items which are private label products for customers who immediately prior to the Closing are no longer customers of Seller;

          (iii) items which are, pursuant to industry or government standards, including, without limitation, United States Department of Agriculture standards, out-of-date (or perishable product in excess, in days supply, of the normal shelf life of such product);

          (iv) items of obsolete Inventory (determined pursuant to the report and methodology attached hereto as Schedule 4.9); or

          (v) any item that is not owned by Seller, including goods already sold.

     As of Closing, there will be on hand Inventory levels in amounts consistent with Seller's ordinary business practices and at levels sufficient for Purchaser to operate the Purchased Business consistent with Seller's operation thereof prior to Closing. In addition, the schedule of Inventory that will be delivered pursuant to Section 2.4(a) hereof shall only consist of inventory that is Salable and that is valued at the lower of cost or market on a first in first out, first out basis, consistent with past practices.

     4.10 Assumed Contracts. Prior to execution of this Agreement, Seller has provided to Purchaser true, correct and complete copies of the Assumed Contracts, including any and all amendments thereto. The Assumed Contracts are valid, legally binding and enforceable against the Seller and the other parties thereto, subject to laws of general application in effect affecting creditors' rights and subject to the exercise of judicial discretion in accordance with general equitable principles. Neither Seller nor, to the knowledge of any of the Seller Parties, any other party to any of the Assumed Contracts is in breach of, or in default under, any of the Assumed Contracts and no event has occurred which, with the notice or lapse of time, or both, would constitute a default by Seller or, to the knowledge of any of the Seller Parties, any other party to any of the Assumed Contracts. The assignment of any of the Assumed Contracts to Purchaser in accordance with this Agreement will not constitute a breach or violation of such Assumed Contract. There are no negotiations pending or, to the knowledge of any of the Seller Parties, threatened or requested, nor any outstanding rights to renegotiate, any Assumed Contracts.

     4.11 Litigation; Judgments. Except as disclosed on Schedule 4.11, there is no action, proceeding or, to the knowledge of Seller Parties, investigation, pending, or to Seller's knowledge, threatened against or involving Seller, any Seller Party, the Purchased Assets or the operation of the Purchased Business, nor is there any action or proceeding pending or, to the knowledge of any of the Seller Parties, threatened before any court, tribunal or governmental body seeking to restrain or prohibit or to obtain damages or other relief in connection with the consummation of transactions contemplated by this Agreement, or which would be reasonably likely to adversely affect the Purchased Business or Purchased Assets, or any Seller Party's ability to consummate the transactions contemplated by this Agreement and the Transaction Documents, nor any event or circumstance that is reasonably likely to constitute the basis of any such action or proceeding referenced above. None of the Seller Parties is subject to any judgment, order or decree entered in any lawsuit or proceeding relating to the Purchased Assets or the operation of the Purchased Business.

     4.12 Insurance. Seller will keep its property, fire, casualty, workman's compensation, general liability insurance and other forms of insurance maintained by it on the date hereof with respect to the Purchased Assets and the operation of the Purchased Business in full force and effect up until sixty (60) days after the Closing Date.

     4.13 Employees; Union; Labor. Except for the Association Agreement, Seller is not a party to any collective bargaining agreement or any other contract, written or oral, with any trade or labor union, employees' association or similar organization. There are no strikes or labor disputes pending or, to the knowledge of any of the Seller Parties, threatened, or to the knowledge of any Seller Parties, any attempts at union organization of the employees of Seller. All Current Employees of Seller in respect of the Purchased Business are employees-at-will except as disclosed on Schedule 4.13. To Seller's knowledge, all salaries and wages paid and withheld by Seller are and have been in compliance with all applicable federal, state and local laws. Schedule 4.13 lists each Current Employee of Seller and the current title and compensation of each such employee.

     4.14 Brokers Fees and Expenses. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

     4.15 Absence of Material Changes. Except as set forth in Schedule 4.15 attached hereto, from July 13, 2003 to the date of this Agreement:

          (a) there has not been any Material Adverse Effect in respect of the Purchased Assets or Purchased Business and no event has occurred or circumstance exists that may result in such a Material Adverse Effect;

          (b) the Purchased Business has not lost (or received written notice that it may lose) any distributors, customers or suppliers with which the Seller has material business relations;

          (c) the Seller has operated the Purchased Business in the ordinary course and has not sold, assigned, or transferred any of its assets, except in the ordinary course of business consistent with past practice;

          (d) Seller has not mortgaged, pledged or subjected to any lien, pledge, mortgage, security interest, conditional sales contract, or other encumbrance of any nature whatsoever, any material portion of the Purchased Assets, except in the ordinary course of business;

          (e) there has been no amendment, termination, or waiver of any right of the Seller under any contract, governmental license or permit that may have a Material Adverse Effect on the Purchased Assets or the Purchased Business;

          (f) The Seller has not:

               (i) paid any judgment resulting from any suit, proceeding, arbitration, claim or counterclaim in respect of Purchased Assets or the Purchased Business;

               (ii) made any such payment to any party in settlement of any such suit, proceeding, arbitration, claim or counterclaim;

               (iii) written down or failed to write down, or written up the value of any inventory or assets of the Purchased Business except in accordance with GAAP;

               (iv) made any material changes in the customary methods of operation of the Purchased Business, including practices and policies relating to accounting, purchasing, marketing, selling or payment of trade creditors;

               (v) except in respect of ordinary trade payables incurred any indebtedness or guaranteed any indebtedness, except for borrowings under existing loans or lines of credit in the ordinary course of business consistent with past practice;

               (vi) taken any action other than in the ordinary course of Seller's business and in a manner consistent with past practices (none of which actions has been unreasonable or unusual) or as a result of entering into this Agreement or the transactions contemplated herein with respect to increasing the compensation of any employee of Seller in the Purchased Business or with respect to the grant or increase of any severance or termination pay to any such person (otherwise than as disclosed to Purchaser in writing prior to the date hereof); or

               (vii) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 4.15.

     4.16 Liens. No labor has been performed or material furnished for or on behalf of Seller with respect to the Purchased Assets which has not heretofore been fully paid, or for which any mechanics' or materialmen's lien or liens, or any other lien, can be claimed by any person, party or entity, except in the ordinary course of business consistent with past practice.

     4.17 Cost-Plus Contract Claims; Most Favored Nation. Schedule 4.17 identifies all agreements with customers pursuant to which the price of products sold to such customers are in any manner determined based upon Seller's cost ("Cost-Plus Contract"). Except as set forth on Schedule 4.17, there is not, with respect to any Cost-Plus Contract, any action or proceeding pending or, to the knowledge of any of the Seller Parties, threatened, related to a claim by the customer with respect to how the cost of products is calculated thereunder or with respect to the pricing of products sold to such customer thereunder ("Cost-Plus Contract Claims"). Seller is not a party to any agreement or arrangement with any customer of the Purchased Business which provides that such customer shall be sold products or services at the lowest price Seller charges its customers for any such products or services or which contains any other 'most favored nation' or similar clause.

     4.18 Certain Transfers; Preferences. To the knowledge of Seller and Seller Parties, neither Seller nor any subsidiary or affiliate thereof (a) has received any transfer which would constitute a fraudulent transfer or fraudulent conveyance under applicable federal or state law or

(b) has received a preference under applicable federal law which it has an obligation to repay in whole or in part.

                                   ARTICLE V
                       REPRESENTATIONS AND WARRANTIES OF
                                    PURCHASER

     In order to induce the Seller Parties to enter into this Agreement and consummate the transactions contemplated hereby, Purchaser hereby makes the following representations and warranties, as qualified herein (including by virtue of any applicable schedule or Revised Schedule), to the Seller Parties:

     5.1 Organization of Purchaser. Purchaser is a corporation duly organized and validly existing under the laws of the State of Delaware and has the corporate power and authority to own its property and to carry on its business as now being conducted by it. At Closing, Purchaser will be duly qualified to transact business as a foreign corporation in the State of California.

     5.2 Corporate Power and Authority; Due Authorization. Purchaser has full corporate power and authority to execute and deliver this Agreement and each of the agreements, documents and instruments referenced in this Agreement to which Purchaser is or will be a party (the "Purchaser Transaction Documents") and to consummate the transactions contemplated hereby and thereby. The Board of Directors of Purchaser has duly approved and authorized the execution and delivery of this Agreement and each of the Purchaser Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and no other corporate proceedings on the part of Purchaser are necessary to approve and authorize the execution and delivery of this Agreement and such Purchaser Transaction Documents and the consummation of the transactions contemplated hereby and thereby. Assuming that this Agreement and each of the Purchaser Transaction Documents constitutes a valid and binding agreement of Seller and/or Shareholders, as the case may be, this Agreement and each of the Purchaser Transaction Documents constitute, or will constitute when executed and delivered, a valid and binding agreement of Purchaser, in each case enforceable against Purchaser in accordance with its terms, subject to laws of general application in effect affecting creditors' rights and subject to the exercise of judicial discretion in accordance with general equitable principles.

     5.3 No Conflict; Consents. Other than the actions listed on Schedule 5.3, the execution and delivery by Purchaser of this Agreement, the Purchaser Transaction Documents and the consummation by Purchaser of the transactions contemplated hereby and thereby do not and will not (a) require the consent, approval or action of, or any filing or notice to, any corporation, firm, person or other entity or any public, governmental or judicial authority; (b) violate the terms of any instrument, document or agreement to which Purchaser is a party, or by which Purchaser or the property of Purchaser is bound, or be in conflict with, result in a breach of or constitute (upon the giving of notice or lapse of time, or both) a default under any such instrument, document or agreement; (c) violate Purchaser's Certificate of Incorporation or bylaws; or
(d) violate any order, writ, injunction, decree, judgment, ruling, law or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to Purchaser, or the business or assets of Purchaser, and relating to the purchase of the Purchased Assets other than, in the case of immediately preceding clause (a), (b) or (d), any such breaches, conflicts, violations or restrictions that, individually or in the aggregate, would not have Material Adverse Effect on Purchaser, as applicable.

     5.4 Brokers Fees and Expenses. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

     5.5 Sufficiency of Funds. Purchaser has and at Closing will have sufficient immediately available funds to pay the Purchase Price and perform its other obligations under this Agreement.

                                   ARTICLE VI
                                INDEMNIFICATION

     6.1 Indemnification by Seller and the Shareholders. Each of the Seller Parties hereby, jointly and severally, agrees to indemnify Purchaser and its agents, employees, owners, officers, directors, successors and assigns and hold them harmless from and against all claims, liabilities, damages, losses, costs and expenses (including reasonable attorneys' fees) incurred or suffered by any of them and arising out of any of the following:

               (i) any breach of any representation, warranty or covenant of any of the Seller Parties contained herein or in any Exhibit, schedule or Revised Schedule hereto or any instrument or document entered into pursuant hereto, which breach shall be determined giving effect to any and all amendments and supplements of the schedules by the Seller Parties pursuant to and in accordance with Section 7.7; and

               (ii) any Excluded Liability, including without limitation, any loss, cost or expense arising out of: (A) failure by Seller to fulfill its obligations under the MA Retention Bonus Plan or the Non-MA Retention Plan or under those certain retention incentive memoranda dated June 11, 2003 sent to each of the Sales Management; (B) the sales tax audit described on Schedule 4.8;
(C) any of the litigation matters described on Schedule 4.11; or (D) the Association Agreement; (collectively, with all other indemnification obligations of the Seller Parties under any other provisions hereof or pursuant hereto, the "Section 6.1 Indemnified Claims").

     6.2 Indemnification by Purchaser. Purchaser hereby agrees to indemnify the Seller Parties and their agents, employees, officers, directors, successors and assigns and hold them harmless from and against all claims, liabilities, damages, losses, costs and expenses (including reasonable attorneys' fees) incurred or suffered by any of them and arising out of any of the following:

               (i) any breach of any representation, warranty or covenant of Purchaser contained herein or in any Exhibit, schedule or Revised Schedule hereto or any instrument or document entered into pursuant hereto, which breach shall be determined giving effect to any and all amendments and supplements of the schedules by the Purchaser pursuant to and in accordance with Section 7.7; and

               (ii) any Assumed Liabilities.

     6.3 Provisions Regarding Indemnification. The indemnified party (or parties) shall promptly notify the indemnifying party (or parties) of any claim, demand, action or proceeding for which indemnification will or may be sought under this Agreement and, if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right, at its expense, to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate in at its own expense, but not control, the defense of any such third party claim, demand, action or proceeding. In connection with any such third party claim, demand, action or proceeding, The Seller Parties and Purchaser shall cooperate with each other. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party; provided, however, that if a firm, written offer is made to settle any such third party claim, demand, action or proceeding and the indemnifying party proposes to accept such settlement and the indemnified party refuses to consent to such settlement, then the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; and the maximum liability of the indemnifying party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement.

     6.4 Survival. The representations and warranties contained in this Agreement and in the Transaction Documents delivered at the Closing shall survive the Closing through the first (1st) anniversary of the Closing Date (provided that the warranties and representations set forth in Section 4.8 hereof shall survive until the expiration of any statute of limitations applicable to the underlying claim, as the same may be extended), and the warranties and representations in Sections 4.1 through 4.5, inclusive, shall survive the Closing without limitation. All indemnification obligations of either party herein shall expressly survive the Closing.

     6.5 Limitations.

          (a) Base Amount. Notwithstanding anything to the contrary contained herein, other than claims in respect of Sections 3.10 and 3.11, Sections 4.1 through 4.5, Sections 4.7 through 4.9 and Section 4.17 or for claims for indemnification under Sections 6.1(ii), Purchaser will not assert a claim against Seller or the Seller Parties under this Article VI until such time that the total of all Section 6.1 Indemnified Claims equals or exceeds in the aggregate One Million Dollars ($1,000,000) (the "Threshold Amount"), from and after which time the full extent of all Section 6.1 Indemnified Claims, shall be indemnifiable at the first dollar of losses in excess of the Threshold Amount, subject to (S)6.5(b).

          (b) Cap. The aggregate limit of joint and several liability of the Seller Parties on the one hand, and Purchaser on the other hand, under this
Article VI shall be one-half of (i) the Purchase Price plus (ii) Assumed Liabilities.

                                  ARTICLE VII
                 CONDITIONS TO OBLIGATIONS OF PURCHASER TO CLOSE

     The obligations of Purchaser to consummate the transaction contemplated hereby shall be subject to the fulfillment or waiver, to the extent permitted by applicable law, on or prior to the Closing, of each of the following conditions:

     7.1 Representations and Warranties True. The representations and warranties made by each of the Seller Parties in or pursuant to this Agreement shall be true and correct on and as of the signing of this Agreement and shall be true and correct on and as of the Closing Date, with the same effect as though such representations and warranties had been made or given on and as of the Closing Date, except to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of such date, and except as would not have a Material Adverse Effect.

     7.2 Obligations Performed. Each of the Seller Parties shall have performed and complied with all agreements, conditions and obligations required by this Agreement to be performed or complied with by them prior to or at the Closing, except as would not have a Material Adverse Effect.

     7.3 Consents. Seller shall have obtained and delivered to Purchaser written consents of all persons or entities whose consent is required to consummate the transactions contemplated herein, if any, and all of such consents shall remain in full force and effect at and as of the Closing including, without limitation, those listed on Schedule 4.4.

     7.4 Closing Deliveries. The Seller Parties shall have executed (where applicable) and delivered to Purchaser each of the following, together with any additional items that Purchaser may reasonably request to effect the transactions contemplated herein:

          (a) the Transaction Documents, including, without limitation, a Bill of Sale, in substantially the same form as attached hereto as Exhibit 7.4(a)(i), an Assignment and Assumption Agreement, in substantially the same form as attached hereto as Exhibit 7.4(a)(ii), and such additional instruments of sale, transfer, conveyance, and assignment duly executed by the Seller as of the Closing Date as reasonably requested by Purchaser to consummate the transactions described herein;

          (b) a certified copy of the corporate resolutions of the Board of Directors of Seller and of the Shareholders authorizing the transactions contemplated hereby and the execution, delivery and performance by Seller of this Agreement and the Transaction Documents and an incumbency certificate with respect to officers of the Seller Parties executing documents or instruments on behalf of Seller Parties;

          (c) a certificate of a duly authorized officer of each of the Seller Parties certifying as to the matters set forth in Sections 7.1 and 7.2 hereof;

          (d) the Holdback Escrow Agreement duly executed by Seller;

          (e) the Transition Services Agreement and
Noncompetition/Non-Solicitation Agreement, each duly executed by the Seller Parties, as applicable;

          (f) an opinion of counsel to Seller Parties as to due authorization of the transactions contemplated hereby;

          (g) releases and termination statements in respect of all Encumbrance with respect to the Purchased Assets other than Permitted Encumbrances, in form and substance satisfactory to Purchaser;

          (h) a good standing certificate issued by the Secretary of State for the State of California for Seller; and

          (i) a closing statement, duly executed by each of the Seller Parties, setting forth in reasonable detail the financial transaction contemplated by this Agreement.

     7.5 Investigations. As of the Closing Date, there shall be no, and none of the Seller Parties shall have any knowledge of any material pending or threatened, investigation by any municipal, state or federal government agency or regulatory body with respect to the Purchased Assets or the Purchased Business, except as would not have a Material Adverse Effect.

     7.6 No Material Adverse Effect. Since the date of this Agreement, there shall have been no Material Adverse Effect in the Purchased Business and/or the Purchased Assets (without giving effect to the consequences of the transactions contemplated by this Agreement).

     7.7 Revised Schedules. The Seller Parties shall have tendered to Purchaser revised Schedules dated as of the Closing Date (the "Revised Schedules"), with all changes through such date duly noted thereon, provided that if the Revised Schedules contain any disclosures which should have been but were not disclosed on the Schedules attached hereto at the date hereof or set forth changes which, individually or in the aggregate, are material to any representation and warranty contained herein then the condition contained in this Section 7.7 shall be deemed unsatisfied unless such disclosures are approved in writing by Purchaser and such Revised Schedules are attached hereto by Seller and Purchaser.

     7.8 Regulatory Matters. All filings shall have been made and all approvals shall have been obtained as may be legally required pursuant to federal and state laws prior to the consummation of the transactions contemplated by this Agreement, including, without limitation, all actions by or in respect of, or filings with, any governmental body, agency or official or any other person required to permit the consummation of the transactions contemplated by this Agreement so that the Purchaser shall be able to continue to carry on the Purchased Business substantially in the manner now conducted by Seller.

     7.9 Marketing Associates. Subject to Section 3.1(c), no less than 75% of the Marketing Associates that are listed on Schedule 7.9(a) attached hereto shall have been continuously employed in their current position by Seller from the date hereof through Closing and no less than 70% of the Marketing Associates and Sales Management that are listed on

Schedule 7.9(b) shall have been continuously employed in their current position by Seller from the date hereof through Closing.

     7.10 Payment of Retention Bonuses. Seller shall have provided evidence reasonably satisfactory to Purchaser that Seller has paid substantially all of the retention bonuses described in and pursuant to Section 3.1(f) hereof.

     7.11 No Challenge. There shall not be pending or threatened any action, proceeding or investigation before any court or administrative agency by any government agency, or be any pending action by any other person, in which it is sought to restrain or prohibit (through injunction or otherwise) or obtain material damages in connection with, the sale by Seller or the acquisition by Purchaser of the Purchased Assets pursuant to the transactions contemplated by this Agreement or the ability of Purchaser or any of its affiliates to own and operate the Purchased Assets or otherwise materially adversely affecting the prospects, financial condition or results of operations of the Purchased Business, which action or proceeding has a reasonable likelihood of success. In the event of such an action or proceeding, the parties agree to use commercially reasonable efforts to defend against such action or proceeding.

     7.12 Legality. No federal or state statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which is in effect and has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting the consummation of the transactions contemplated hereby.

                                   ARTICLE III
              CONDITIONS TO SELLER'S AND SHAREHOLDERS' OBLIGATIONS

     The obligations of the Seller Parties under this Agreement to be performed on or prior to the Closing shall be subject to the fulfillment, or waiver, to the extent permitted by applicable law, on or prior to the Closing, of each of the following conditions:

     8.1 Representations and Warranties True. The representations and warranties made by Purchaser in or pursuant to this Agreement or given on its behalf hereunder shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date, except to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of such date, and except as would not have a material adverse effect in the ability of Purchaser to consummate the transactions contemplated herein.

     8.2 Obligations Performed. Purchaser shall have performed and complied with all of the agreements, conditions and obligations required by this Agreement which are to be performed or complied with by it prior to or at the Closing.

     8.3 Closing Deliveries. Purchaser shall have delivered to Seller, each of the following, together with any additional items that Seller may reasonably request to effect the transactions contemplated herein:

          (a) the Cash at Closing, less the Holdback Escrow Amount (which shall be delivered to the Escrow Agent);

          (b) the Transition Service Agreement and the Holdback Escrow Agreement duly executed by Purchaser;

          (c) certified copies of the corporate resolutions of the Board of Directors of Purchaser or an authorized committee thereof authorizing the execution, delivery and performance of this Agreement and the Purchaser Transaction Documents by Purchaser, and incumbency certificates with respect to the officers of Purchaser executing documents or instruments on behalf of Purchaser;

          (d) a certificate of a duly authorized officer of Purchaser certifying as to the matters set forth in Sections 8.1 and 8.2 hereof;

          (e) the Assignment and Assumption Agreement duly executed by Purchaser and such additional instruments as counsel to Purchaser and counsel to Seller shall mutually deem necessary or appropriate;

          (f) an opinion of counsel to Purchaser as to due authorization of the transactions contemplated hereby;

          (g) valid resale certificate signed by Purchaser with respect to the Inventory and other Purchased Assets intended for resale by Purchaser in the state of California or elsewhere; and

          (h) any other documents or agreements contemplated hereby and/or necessary or appropriate to consummate the transactions contemplated hereby.

     8.4 No Challenge. There shall not be pending any action, proceeding or investigation before any court or administrative agency by any government agency or, be any pending action by any other person, in which it is sought to restrain or prohibit (through injunction or otherwise), or obtain material damages in connection with, the acquisition by Purchaser of the Purchased Assets pursuant to this Agreement, which action or proceeding has a reasonable likelihood of success. In the event of such an action or proceeding, the parties agree to use commercially reasonable efforts to defend against such action or proceeding.

     8.5 Regulatory Matters. All filings shall have been made and all approvals shall have been obtained as may be legally required pursuant to federal and state laws prior to the consummation of the transactions contemplated by this Agreement, including, without limitation, all actions by or in respect of, or filings with, any governmental body, agency or official or any other person required to permit the consummation of the transactions contemplated by this Agreement.

     8.6 Legality. No federal or state statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which is in effect and has the effect of making the transactions contemplated herein illegal or otherwise prohibiting the consummation of the transactions contemplated herein.

                                   ARTICLE IX
                                   TERMINATION

     9.1 Termination. This Agreement may be terminated at any time before the Closing Date:

          (a) by mutual written consent of Purchaser and Seller;

          (b) by Purchaser if there occurs in respect of the Seller a Material Adverse Effect;

          (c) by any nonbreaching party hereto if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of any nonterminating party hereto; or

          (d) by either Purchaser or Seller if the Closing is not consummated on or before September 30, 2003 (or if an injunction seeking to prohibit this transaction has been obtained, October 15, 2003), through no fault of the terminating party.

     9.2 Effects of Termination. In the event this Agreement is terminated pursuant to Section 9.1(a) or (b), no party shall have any further obligations to the others hereunder, except that the terms and provisions of Sections 3.7 and 3.9 shall survive any such termination. In the event of a termination of this Agreement pursuant to Sections 9.1(c) above, the terminating party shall retain all of its rights and remedies under this Agreement and those available at law or in equity. In the event of a termination of this Agreement pursuant to Sections 9.1(d) above, the terminating party shall retain all of its rights and remedies under this Agreement and those available at law or in equity provided the terminating party is not in breach or in violation of the terms of this Agreement.

                                   ARTICLE X
                                  DEFINITIONS

"Assumed Contract" means any contract set forth on Schedule 1.1(d).

"Assumed Liabilities" means, any direct or indirect debt, obligation or liability of any nature or kind, other than the Excluded Liabilities, whether based in common law or statute or arising under written contract or otherwise, known or unknown, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, related directly to the Purchased Assets and arising out of acts, omissions, occurrences or conditions existing solely in respect of time periods commencing after the Closing.

"Encumbrances" means any claim, lien, encumbrance, condition, easement, restriction, security interest and similar interest of any kind or nature.

"Permitted Encumbrances" means (i) any statutory liens for current Taxes not yet due and payable and (ii) only in respect of time periods prior to Closing, any Encumbrances on the Accounts Receivable or the Inventory that secures any debt for borrowed money.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

     11.1 Risk of Loss. The risk of loss prior to the Closing shall be with Seller. In the event that a Material Adverse Effect occurs between the date hereof and Closing, then Purchaser shall have the option of either (i) proceeding to close the transactions contemplated by this Agreement with an assignment of any insurance proceeds which may be paid to reflect such loss or damage, or (ii) terminating this Agreement without further liability to Seller.

     11.2 Severability. If any provision of this Agreement is prohibited by the laws of any jurisdiction as those laws apply to this Agreement, that provision shall be ineffective to the extent of such prohibition and/or shall be modified to conform with such laws, without invalidating the remaining provisions hereof.

     11.3 Modification and Waiver. This Agreement may not be changed or modified except in writing specifically referring to this Agreement and signed by Purchaser and the Seller Parties. No attempted waiver of any provision hereof shall be binding on the other parties unless reduced to writing and signed the waiving party. Unless specifically provided otherwise herein or agreed to by Purchaser and the Seller Parties in writing, no modification, waiver, termination, rescission, discharge or cancellation of this Agreement shall affect the right of the parties hereto to enforce any claim, whether or not liquidated, which accrued prior to the date of such modification, waiver, termination, rescission, discharge, or cancellation of this Agreement, and no waiver of any provision or of any default under this Agreement shall affect the right of any party to enforce such provision or to exercise any right or remedy in the event of any other default, whether or not similar.

     11.4 Assignment, Survival and Binding Agreement. This Agreement, the Transaction Documents and the Purchaser Transaction Documents may not be assigned by any party hereto without the prior written consent of the other parties, provided that Purchaser may assign this Agreement and the Purchaser Transaction Documents in whole or in part to one or more wholly-owned subsidiaries of Purchaser without the consent of Seller or Shareholders. The terms and conditions hereof shall survive the Closing as provided in Section 6.4 hereof and shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

     11.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, with the same effect as if the signatures thereto were in the same instrument. This Agreement shall be effective and binding on all parties when all parties have executed and delivered a counterpart of this Agreement.

     11.6 Notices. All notices, requests, demands, claims or other communications hereunder will be in writing and shall be deemed duly given if personally delivered, sent by telefax, or sent by a recognized overnight delivery service which guarantees next day delivery ("Overnight Delivery") or mailed registered or certified mail, return receipt requested, postage prepaid, transmitted or addressed to the intended recipient as set forth below:

If to Seller or Shareholders:   Dennis Chiavelli
                                Smart & Final, Inc.
                                600 Citadel Drive
                                Commerce, California 90040
                                Telefax:

              With a copy to:   Legal Department
                                Smart & Final, Inc.
                                600 Citadel Drive
                                Commerce, California 90040
                                Telefax:

               And a copy to:   Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                                New York, New York 10036
                                Attention: Jeffrey W. Tindell
                                Telefax: 212-735-2000

               And a copy to:   Foley & Lardner
                                2029 Century Park East, Suite 3500
                                Los Angeles, California 90067-3021
                                Attention: Richard W. Lasater II

If to the Purchaser:            Sysco Corporation
                                1390 Enclave Parkway
                                Houston, TX 77077-2099
                                Attn: General Counsel
                                Telefax: (281) 584-2510

with a copy to:                 Robert P. Finch, Esq.
                                Arnall Golden Gregory LLP
                                1201 West Peachtree Street
                                2800 One Atlantic Center
                                Atlanta, GA 30309-3450
                                Telefax: (404) 873-8617

or at such other address as any party hereto notifies the other parties hereof in writing. The parties hereto agree that notices or other communications that are sent in accordance herewith (i) by personal delivery or telefax, will be deemed received on the day sent or on the first business day thereafter if not sent on a business day, (ii) by Overnight Delivery, will be deemed received on the first business day immediately following the date sent, and (ii) by U.S. mail, will be deemed received upon receipt.

     11.7 Entire Agreement; No Third Party Beneficiaries. This Agreement, together with the Exhibits, schedules and Revised Schedules attached hereto, constitute the entire agreement and supersede any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any person other than Purchaser and the Seller Parties, any rights or remedies hereunder.

     11.8 Further Assurances. The parties to this Agreement agree to execute and/or deliver, both before and after Closing, any additional information, documents or agreements contemplated hereby and/or necessary or appropriate to effect and consummate the transactions contemplated hereby. Subject to the Confidentiality Agreement, Seller Parties agree to provide to Purchaser, both before and after the Closing, such information as Purchaser may reasonably request in order to consummate the transactions contemplated hereby and to effect an orderly transition of the Purchased Business following Closing.

     11.9 Construction. Within this Agreement the singular shall include the plural and the plural shall include the singular and any gender shall include all other genders, all as the meaning and context of this Agreement shall require. In connection with any action or event which by the terms hereof requires consent of a party hereto, such consent shall not be unreasonably withheld or delayed. For purposes hereof, the knowledge of Seller and the Shareholders shall consist of the actual knowledge of the Shareholders together with such information as any of them, in light of their positions as shareholders and the capacities in which they serve Seller, should have known. The section headings as herein used are for convenience only and shall not be deemed to vary the content of this Agreement or limit the scope of any provision hereof. Unless otherwise specified, a reference herein to a schedule or an exhibit refers to a schedule or exhibit hereof.

     11.10 Choice of Law. This Agreement and all documents executed in connection therewith shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     11.11 Dispute Resolution. All disputes, controversies or claims arising out of or relating to this Agreement and the transactions contemplated hereby (other than disputes to be resolved in accordance with Section 2.4(b) hereof) shall be resolved by agreement among the parties, or, if not so resolved within forty-five (45) days following written notice of dispute given by either party hereto to the other, and if written notice of desire to arbitrate is given by either of the parties as provided below and the matter is not then otherwise resolved by the parties hereto, by resort to arbitration in accordance with Title 9 of the United States Code (the United States Arbitration Act), the Commercial Arbitration Rules, and the Optional Rules for Emergency Measures of Protection, all as amended from time to time (the "Rules") of the American Arbitration Association and the provisions of this Section; provided, however, that the provisions of this Section shall prevail in the event of any conflict with such Rules. The parties agree that they shall use their reasonable efforts to cause the matter to be presented to a panel of three arbitrators (at least one of whom shall have at least ten years of industry experience relating to the subject matter of the dispute) within thirty (30) days after the establishment of such panel. Such selection of arbitrators shall be made in accordance with the Rules. There shall be no discovery. Pending the arbitration hearing, any provisional remedy that would be available to a party from a court of law shall be available from the arbitration panel. The decision of a majority of the arbitration panel with respect to the matters referred to them pursuant hereto shall be final and binding upon the parties to the dispute, and confirmation and enforcement thereof may be rendered thereon by any court having jurisdiction upon application of any person who is a party to the arbitration proceeding. The costs and expenses incurred in the course of such arbitration shall be borne by the party or parties against whose favor the decisions and conclusions of the arbitration panel are rendered; provided, however, that if the arbitration panel determines that its decisions are not rendered wholly against the favor of one party or parties or the other, the arbitration panel shall be authorized to apportion such costs and expenses in the manner that it deems fair and just in light of the merits of the dispute and its resolution. The arbitration panel shall have no power or authority under this Agreement or otherwise to award or provide for the award of punitive or consequential damages against any party.

     11.12 Definition of Days. For purposes of this Agreement, a "business day" is a day on which Purchaser is open for business but shall not include a Saturday or Sunday or legal holiday. Notwithstanding anything to the contrary in this Agreement, no action shall be required of the parties hereto except on a business day and in the event an action is required on a day which is not a business day, such action shall be required to be performed on the next succeeding day which is a business day. All references to "day" or "days" shall mean calendar days unless specified as a "business day."

     11.13 Schedules, Revised Schedules and Exhibits. All schedules, Revised Schedules and Exhibits referenced in this Agreement, whether attached hereto on or after the date hereof or not, shall be deemed to be incorporated herein, and this Agreement shall be construed in accordance therewith.

     11.14 Time of Essence. TIME IS OF THE ESSENCE OF THIS AGREEMENT.

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement under seal as of the date first written above.

                                           SELLER:
                                           PORT STOCKTON FOOD DISTRIBUTORS, INC.


                                           By: /s/ Dennis Chiavelli
                                               ---------------------------------
                                           Its: EVP


                                           By: /s/ Donald G. Alvarado
                                               ---------------------------------
                                           Its: SVP


                                           SELLER PARTIES:
                                           AMERICAN FOODSERVICE DISTRIBUTORS


                                           By: /s/ Dennis Chiavelli
                                               ---------------------------------
                                           Its: EVP


                                           By: /s/ Donald G. Alvarado
                                               ---------------------------------
                                           Its: SVP


                                           SMART & FINAL INC.


                                           By: /s/ Dennis Chiavelli
                                               ---------------------------------
                                           Its: EVP


                                           By: /s/ Donald G. Alvarado
                                               ---------------------------------
                                           Its: SVP


                                           PURCHASER:
                                           SYSCO CORPORATION


                                           By: /s/ Michael C. Nichols
                                               ---------------------------------
                                           Its: V.P. & Gen Counsel

                                 Exhibit 2.1(b)
                                ESCROW AGREEMENT

          THIS ESCROW AGREEMENT (this "Agreement") is dated as of September   ,
                                                                            --
2003 (the "Effective Date"), by and between PORT STOCKTON FOOD DISTRIBUTORS, INC., a California corporation, (the "Seller"), SYSCO CORPORATION, a Delaware corporation (the "Purchaser"), and WELLS FARGO BANK, N.A., solely in its capacity as Escrow Agent as is set forth herein (the "Escrow Agent"). Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Asset Purchase Agreement (as defined below).

                                 R E C I T A L S

          A. WHEREAS, pursuant to that certain Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of August 18, 2003, by and among Seller, Purchaser and others, Purchaser will, directly or indirectly, acquire from Seller certain assets of Seller; and

          B. WHEREAS, Section 2.1(b) of the Asset Purchase Agreement requires that Purchaser deposit with the Escrow Agent an amount equal to $
                                                                 -------------
(the "Escrow Fund"), to be held by Escrow Agreement and distributed as provided in the Agreement.

                                A G R E E M E N T

          NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt of which is hereby acknowledged, the Purchaser, the Seller and the Escrow Agent agree as follows:

     1. Appointment of Escrow Agent.

          (a) The Escrow Agent is hereby appointed escrow agent in accordance with the instructions set forth in this Agreement and hereby agrees to act as the Escrow Agent under this Agreement. The Escrow Agent shall have no duty to enforce any provision hereof requiring performance by any other party hereunder.

          (b) The Escrow Agent hereby acknowledges receipt of the Escrow Fund.

          (c) The Escrow Agent shall not have any interest in the Escrow Fund, but shall serve as escrow holder only and have only possession thereof. The Escrow Agent expressly waives any right to set off and appropriate any amounts under the Escrow Fund.

     2. Distribution of Escrow Fund. The Purchaser and the Seller shall, not more than one (1) calendar week after the final determination of the Final Accounts Receivable Amount and the Final Inventory Amount, as agreed to by the parties or as set forth in the Accountants Report pursuant to Section 2.4(b) of the Asset Purchase Agreement, provide the Escrow Agent with a written notice (the "Distribution Notice") with respect to the disposition of the Escrow Fund. The Distribution Notice shall be signed by authorized officers of the Purchaser and the Seller, and shall describe the portions of the Escrow Fund to be distributed to the Purchaser or to the Seller, as the case may be. Not more than one (1) calendar week after the delivery of the Distribution Notice, the Escrow Agent shall distribute the Escrow Fund in the manner described in the Distribution Notice, together with any interest and income earned on the portion so distributed.

     3. Administration of Escrow.

          (a) So long as the Escrow Fund is held in escrow, it shall be invested and reinvested by the Escrow Agent solely in Investments, pursuant to written instructions signed by the Purchaser and the Seller. Neither the Escrow Agent, the Purchaser, nor the Seller shall be liable or responsible for any loss resulting from any investment or reinvestment made pursuant to this Section 3(a). All investments of the Escrow Fund shall be held by, or registered in the name of, Escrow Agent or its nominee.

          As used herein "Investments" means:

               (i) direct obligations of, or obligations fully guaranteed by, the United States of America or any agency thereof with any residual amount being invested in the Federal Treasury Obligations Money Market Fund;

               (ii) any taxable publicly traded money market fund; or

               (iii) certificates of deposit whether negotiable or nonnegotiable, issued by any bank, trust company or national banking association, including the Escrow Agent, provided that such certificates of deposit shall (A) be issued by a bank, trust company or national banking association having a capital stock and surplus of more than Five Hundred Million Dollars ($500,000,000), (B) be fully insured by the Federal Deposit Insurance Corporation or (C) be fully and continuously secured by direct obligations of, or obligations unconditionally guaranteed by, the United States of America, which (1) shall have a market value (exclusive of accrued interest) at all times at least equal to the principal amount of such certificates of deposit, (2) shall be lodged with the Escrow Agent (or any correspondent bank or trust company designated by the Escrow Agent), as custodian, by the bank, trust company or national banking association issuing such certificate of deposit, and (3) the bank, trust company or national banking association issuing each certificate of deposit required to be so secured shall furnish the Escrow Agent with an undertaking satisfactory to it that the aggregate market value of such obligations securing each such certificate of deposit will at all times be an amount equal to the principal amount of each such certificate of deposit (and the Escrow Agent shall be entitled to rely on each such undertaking).

          (b) Maturities or unexpired terms of maturities of instruments in which the Escrow Fund is invested shall not exceed sixty (60) days. The Escrow Agent is authorized to sell any such Investments as may be required to make any payment required to be made under this Agreement, and the Escrow Agent shall not be liable for any loss due to early redemption. In the event that no written instructions are given by the Purchaser and the Seller as to any uninvested portion of the Escrow Fund, such portion shall be invested by the Escrow Agent in United States treasury bills for a thirty (30) day period; provided, however, that, if such period is not available, such portion shall be invested for the closest period of shorter duration.

          (c) Not less than ten (10) nor more than fifteen (15) business days prior to the termination of this Agreement, the Escrow Agent shall deliver to the Purchaser and the Seller a report outlining the total amount of the Escrow Fund as of such date and the total amount of interest earned on the Escrow Fund prior thereto and not distributed pursuant to the terms of this Agreement.

          (d) At the prior written request of either the Purchaser or the Seller at any time, the Escrow Agent shall deliver to the Purchaser and the Seller such information as shall be reasonably requested with respect to the Escrow Fund and any interest earned thereon or payments made therefrom.

          (e) Net profits resulting from, and interest and income produced by investments of, the Escrow Fund shall be deemed a part of the Escrow Fund and reinvested by Escrow Agent.

     4. Reliance. Escrow Agent may act upon any instrument or other writing believed by it in good faith to be genuine and to be signed or presented by the proper person or persons and shall not be liable in connection with the performance by it of its duties pursuant to the provisions hereof, except for its own bad faith, fraud, willful misconduct or gross negligence. The Purchaser, on the one hand, and the Seller, on the other hand, shall indemnify and hold harmless the Escrow Agent for one half (1/2) of all losses, costs and expenses which may be incurred by it without bad faith, fraud, gross negligence or willful misconduct on the part of the Escrow Agent, arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder. Such indemnification provisions shall survive the termination of this Agreement or the removal or resignation of the Escrow Agent.

     5. Fees and Expenses. The Escrow Agent shall be entitled to compensation for its services as stated in the schedule attached as Annex I, which compensation shall be by the Seller. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Agreement; provided, however, that, in the event that the conditions for the disbursement of funds under this Agreement are not fulfilled, or the Escrow Agent tenders any material service not contemplated in this Agreement or there is any assignment of interest in the subject matter of this Agreement not contemplated herein, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Agreement, or the subject matter hereof, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys' fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable one-half (1/2) from the Seller and one-half (1/2) from the Purchaser.

     6. Liability of the Escrow Agent.

          (a) The Escrow Agent shall hold, invest and disburse the Escrow Fund and any interest, dividends, or other income accrued thereon only in accordance with (i) this

Agreement or (ii) written instructions accompanied by a certificate signed by the Purchaser and the Seller confirming that such written instructions are being given in conformity with this Agreement. The Escrow Agent shall not be bound in any way by, or be deemed to have knowledge of, the Asset Purchase Agreement or any other agreement between or among the parties hereto, other than this Agreement. The Escrow Agent shall have no duties other than those expressly imposed on it herein and shall not be liable with respect to any action taken by it, or any failure on its part to act, except to the extent that such actions constitute a breach of this Agreement, bad faith, fraud, gross negligence or willful misconduct.

          (b) The Escrow Agent makes no representations and has no responsibility as to the validity, genuineness or sufficiency of any of the documents or instruments delivered to it hereunder. Subject to Section 6(a) hereof, the Escrow Agent (i) shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof and (ii) may act in reliance upon any instrument or signature reasonably believed by it to be genuine and may assume that any person purporting to give notice, receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent may act in reliance upon the written advice of counsel satisfactory to it in reference to any matter in connection with this Agreement and shall not incur any liability for any action taken in good faith in accordance with such written advice.

          (c) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to refrain from acting until the Escrow Agent shall have received (i) a final nonappealable order of a court of competent jurisdiction directing delivery of the amount of the Escrow Fund in dispute or (ii) written instructions jointly executed by the Seller and the Purchaser directing delivery of the amount of the Escrow Fund in dispute, in which event the Escrow Agent shall deliver the amount of the Escrow Fund in dispute in accordance with such order or instructions. Any court order referred to in clause (i) above shall be accompanied by a legal opinion by counsel for the presenting party reasonably satisfactory to the Escrow Agent to the effect that said order or determination is final and nonappealable. The Escrow Agent shall act on such court order and legal opinion without further questions.

     7. Resignation; Removal.

          (a) The Escrow Agent may resign upon thirty (30) days advance written notice to the parties. If a successor escrow agent is not appointed by the mutual agreement of the Purchaser and the Seller within the thirty (30) day period following such notice, the Escrow Agent may tender into the registry or custody of any court of competent jurisdiction any part or all of the Escrow Fund.

          (b) The Escrow Agent shall be entitled to its compensation earned prior to its resignation hereunder.

          (c) The Purchaser and the Seller may, at any time substitute a new escrow agent by giving thirty (30) days notice thereof to the existing Escrow Agent and paying all fees and expenses of such Escrow Agent incurred to the date of the substitution. Upon the effective date of the substitution of a successor escrow agent, the Escrow Agent shall deposit all of the Escrow Fund with such successor.

     8. Tax Reporting. Any payments of income from the Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. For federal and state income tax purposes, all interest earned on the Escrow Fund shall be considered the currently reportable income of the party who receives the distribution with respect thereto. The Escrow Agent shall file annually all information returns with the Internal Revenue Service and other governmental authorities documenting such interest income.

     9. Miscellaneous Provisions.

          (a) Severability. If any provision of this Agreement is prohibited by the laws of any jurisdiction as those laws apply to this Agreement, that provision shall be ineffective to the extent of such prohibition and/or shall be modified to conform with such laws, without invalidating the remaining provisions hereof.

          (b) Modification and Waiver. This Agreement may not be changed or modified except in writing specifically referring to this Agreement and signed by Purchaser, Seller and the Escrow Agent. No attempted waiver of any provision hereof shall be binding on the other parties unless reduced to writing and signed by the waiving party. Unless specifically provided otherwise herein or agreed to by Purchaser, Seller and the Escrow Agent in writing, no modification, waiver, termination, rescission, discharge or cancellation of this Agreement shall affect the right of the parties hereto to enforce any claim, whether or not liquidated, which accrued prior to the date of such modification, waiver, termination, rescission, discharge, or cancellation of this Agreement, and no waiver of any provision or of any default under this Agreement shall affect the right of any party to enforce such provision or to exercise any right or remedy in the event of any other default, whether or not similar.

          (c) Assignment, Survival and Binding Agreement. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties, provided that Purchaser may assign this Agreement in whole or in part to one or more wholly-owned subsidiaries of Purchaser without the consent of Seller. The terms and conditions hereof shall survive the Closing of the Asset Purchase Agreement and shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

          (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, with the same effect as if the signatures thereto were in the same instrument. This Agreement shall be effective and binding on all parties when all parties have executed and delivered a counterpart of this Agreement.

          (e) Notices. All notices, requests, demands, claims or other communications hereunder will be in writing and shall be deemed duly given if delivered personally, if sent by telefax, or sent by a recognized overnight delivery service, which guarantees next day delivery ("Overnight Delivery") or mailed registered or certified mail, return receipt requested, postage prepaid, transmitted or addressed to the intended recipient as set forth below:

          If to Purchaser:   Sysco Corporation
                             1390 Enclave Parkway
                             Houston, TX 77077-2099
                             Attn: General Counsel
                             Telefax: (281) 584-2510

          With a copy to:    Robert P. Finch, Esq.
                             Arnall Golden Company LLP
                             1201 West Peachtree Street
                             2800 One Atlantic Center
                             Atlanta, GA 30309-3450
                             Telefax: (404) 873-8617

          If to Seller:      Dennis Chiavelli
                             Smart & Final Inc.
                             600 Citadel Drive
                             Commerce, CA 90040
                             Telefax: (323) 869-7871

          With a copy to:    Legal Department
                             Smart & Final Inc.
                             600 Citadel Drive
                             Commerce, CA 90040
                             Telefax: (323) 869-7862

          With a copy to:    Skadden, Arps, Slate, Meagher & Flom LLP
                             Four Times Square
                             New York, NY 10036
                             Attention: Jeffrey W. Tindell
                             Telefax: (212) 735-2000

          And a copy to:     Foley & Lardner
                             2029 Century Park East, Suite 3500
                             Los Angeles, CA 90067-3021
                             Attention: Richard W. Lasater II
                             Telefax: (310) 557-8475

or such other address as any party hereto notifies the other parties hereof in writing. The parties hereto agree that notices or other communications that are sent in accordance herewith (i) by personal delivery or telefax, will be deemed received on the day sent or on the first business day thereafter if not sent on a business day, (ii) by Overnight Delivery, will be deemed received on the first business day immediately following the date sent, and (iii) by U.S. mail, will be deemed received upon receipt.

          (f) Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersede any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any person other than Purchaser and Seller any rights or remedies hereunder.

          (g) Construction. Within this Agreement the singular shall include the plural and the plural shall include the singular and any gender shall include all other genders, all as the meaning and context of this Agreement shall require. In connection with any action or event which by the terms hereof requires consent of a party hereto, such consent shall not be unreasonably withheld or delayed. The section headings as herein used are for convenience only and shall not be deemed to vary the content of this Agreement or limit the scope of any provision hereof. Unless otherwise specified, a reference herein to a schedule, an annex or an exhibit refers to a schedule, annex or exhibit hereof.

          (h) Choice of Law. This Agreement and all documents executed in connection herewith shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

          (i) Dispute Resolution. All disputes, controversies or claims arising out of or relating to this Agreement shall be resolved by agreement among the parties, or, if not so resolved within forty-five (45) days following written notice of dispute given by either party hereto to the other, and if written notice of desire to arbitrate is given by either of the parties as provided below and the matter is not then otherwise resolved by the parties hereto, by resort to arbitration in accordance with Title 9 of the United States Code (the United States Arbitration Act), the Commercial Arbitration Rules, and the Optional Rules for Emergency Measures of Protection, all as amended from time to time (the "Rules") of the American Arbitration Association and the provisions of this Section; provided, however, that the provisions of this Section shall prevail in the event of any conflict with such Rules. The parties agree that they shall use their reasonable efforts to cause the matter to be presented to a panel of three arbitrators (at least one of whom shall have at least ten (10) years of industry experience relating to the subject matter of the dispute) within thirty (30) days after the establishment of such panel. Such selection of arbitrators shall be made in accordance with the Rules. There shall be no discovery. Pending the arbitration hearing, any provisional remedy that would be available to a party from a court of law shall be available from the arbitration panel. The decision of a majority of the arbitration panel with respect to the matters referred to them pursuant hereto shall be final and binding upon the parties to the dispute, and confirmation and enforcement thereof may be rendered thereon by any court having jurisdiction upon application of any person who is a party to the arbitration proceeding. The costs and expenses incurred in the course of such arbitration shall be borne by the party or parties against whose favor the decisions and conclusions of the arbitration panel are rendered; provided, however, that if the arbitration panel determines that its decisions are not rendered wholly against the favor of one party or parties or the other, the arbitration panel shall be authorized to apportion such costs and expenses in the manner that it deems fair and just in light of the merits of the dispute and its resolution. The arbitration panel shall have no power or authority under this Agreement or otherwise to award or provide for the award of punitive or consequential damages against any party.

          IN WITNESS WHEREOF, the Seller, the Purchaser, and the Escrow Agent have executed and delivered this Agreement as of the date first written above.

                                           SELLER:

                                           PORT STOCKTON FOOD DISTRIBUTORS, INC.


                                           By: /s/ Donald G. Alvarado
                                               ---------------------------------
                                           Its:            SVP
                                                --------------------------------


                                           PURCHASER:

                                           SYSCO CORPORATION


                                           By: /s/ Michael C. Nichols
                                               ---------------------------------
                                           Its:    V.P & Gen Counsel
                                                --------------------------------


                                           ESCROW AGENT:

                                           WELLS FARGO BANK, N.A.


                                           By: /s/ [Signature Illegible]
                                               ---------------------------------
                                           Its:         Vice President
                                                --------------------------------

                                     ANNEX I

                                  FEE SCHEDULE

1.   Annual escrow fee           $2,000

2.   Reimbursement of expenses   $1,000 advance

                                Exhibit 3.1(f)(i)
                           SELLER'S RETENTION BONUSES
                  FOR MARKETING ASSOCIATES AND SALES MANAGEMENT

                                                           AMOUNT OF BONUS
                                                     ---------------------------
                                            ASSOC.     AT      60 DAYS
                                           & MGRS.   CLOSING    AFTER     TOTAL
                                           -------   -------   -------   -------
Chairman's Club                                5      55,000    25,000    80,000
President's Club                              18      90,000    18,000   108,000
Executive Vice Presidents                     15      30,000     7,500    37,500
Vice Presidents                               28      56,000    14,000    70,000
Unallocated                                           35,000              35,000
                                             ---     -------   -------   -------
Total Marketing Associates                    66     266,000    64,500   330,500
                                             ---     -------   -------   -------
District Sales Managers                        7      52,500    17,500    70,000
Other Sales Managers                           3      30,000    70,000   100,000
                                             ---     -------   -------   -------
Total Sales Management                        10      82,500    87,500   170,000
                                             ---     -------   -------   -------
Total                                         76     348,500   152,000   500,500
                                             ===     =======   =======   =======

Average per Associate/Manager                                              6,586
                                                                         =======

                               Exhibit 3.1(f)(ii)
                           SELLER'S RETENTION BONUSES
                           FOR NON-MARKETING EMPLOYEES

                                                           AMOUNT OF BONUS
                                                     ---------------------------
                                                                30-60
                                            ASSOC-     AT       DAYS
                                             IATES   CLOSING    AFTER     TOTAL
                                            ------   -------   -------   -------
Warehouse Associates                           53              118,631   118,631
Transportation Associates                     102              200,032   200,032
General and Administrative Associates          62     17,000   460,673   477,673
                                              ---     ------   -------   -------
                                              217     17,000   779,336   796,336
                                              ===     ======   =======   =======

Average per associate                                                      3,670
                                                                         =======

                                 Exhibit 3.1(g)
                  CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

     This Confidentiality And Non-Disclosure Agreement (the "Agreement") is
between            ("Employee") and Sysco Food Services of            , Inc.
        ----------                                         -----------
(the "Company" or "Sysco"), effective as of September 15, 2003.

     1. Purpose of the Agreement. The Company is purchasing the assets, including the customers and goodwill of Port Stockton's foodservice operations located in Stockton, California ("Port Stockton"), and considers it essential to the operation of the Company that its existing employees and customer base be retained through certain potential transactions and for a reasonable period of time thereafter. The purpose of the Agreement is to provide a stable workforce and customer base through the Performances provided in Schedule A to Employee to continue in the service of the Company.

     2. At-Will Employment. The employment of Employee shall continue to be at-will, as defined under applicable law, and such Employee's employment with the Company may be terminated by either party at any time for any or no reason,
subject to the notice provisions set forth in paragraph    . If Employee's
                                                        ---
employment terminates for any reason, Employee shall not be entitled to any payments, benefits, damages, award or compensation other than as provided under the Agreement, or as may otherwise be available in accordance with the terms of the Company's established employee plans and written policies at the time of termination. The termination of employment shall not release Employee from the obligations respecting the subject matter of any invention, trade secrets, and other confidential business information.

     3. Performance Bonus and Compensation. Employee shall be eligible to receive a performance bonus (the "Performance Bonus") in the amount set forth in Schedule A ("Performance Bonus Amount") based upon achieving the goals set forth in Schedule A. In addition, Employee will be compensated in accordance with Schedule B (the "W-2 Match")

     4. Eligibility to Receive Performance Bonus. Employee shall be eligible to receive a Performance Bonus under this Agreement, under the following conditions:

          (a) Employee must execute this Agreement, and abide by its terms.

          (b) Employee must be employed by Sysco on the date the Performance Bonus is determined.

     5. Payment of Performance Bonus. The Performance Bonus payments shall be paid with the next regularly scheduled payroll process following the date the Employee meets the requirements of Schedule A.

     6. Confidential Information and Goodwill. This intent of this Agreement is to facilitate the purchase of Port Stockton's Stockton operations by Sysco, and the transfer of Confidential Information (defined below) and customer goodwill from Port Stockton to Sysco. Employee has helped develop and has been entrusted with customer goodwill and Confidential

Information regarding customers that are an important part of the value of the business being sold. In order to avoid any dispute over ownership of Confidential Information and goodwill with Covered Customers (defined as customers that Employee handled Confidential Information about or had business-related contact within the last two years of employment with Port Stockton, and any customers that Employee handled Confidential Information about or had business-related contact with during Employee's employment with Sysco), Employee is eligible to receive the Performance Bonus as set forth in Schedule A and the W-2 Match described on Schedule B. In return, Employee (a) agrees that all ownership rights regarding the Confidential Information and goodwill with Covered Customers that Employee handled or developed while associated with Port Stockton are transferred and are now the exclusive property of Sysco and an asset being purchased by Sysco and (b) waives any claim to the contrary. During employment with the Company, and one year thereafter (the "Protection Period"), Employee will not participate in any efforts to divert any Covered Customers away from Sysco. This commitment and the commitments set forth in section 7 below are protections for the Confidential Information and goodwill purchased by Sysco or its affiliates.

     7. Protection of Confidential Information. The parties agree that Employee has been and will be provided authorization to access Confidential Information of the Company and/or will be provided authority to assist in the development of goodwill for the benefit of the Company. This access is not contingent upon continued employment for any particular length of time but is contingent upon Employee's complete compliance with the restrictions provided for in this agreement. Employee agrees and acknowledges that during the performance of his or her duties with the Company, Employee will receive and have access to confidential, proprietary and/or trade secret information concerning the Company, and therefore agrees as follows:

          (a) Confidential Information shall include but is not limited to the following Company information: (i) the names, lists, buying habits and practices of Covered Customers, or vendors, (ii) relationships between Covered Customers and the persons and entities with whom they have contracted and other customer goodwill developed through the customer relationship, (iii) Company marketing plans and related information, (iv) services, products, developments, improvements and methods of operation, (v) profit, performance and financial requirements, (vi) business plans and the information contained therein, and
(vii) all other confidential information of, about or concerning the Company or Covered Customers, and other confidential data of any kind, nature or description relating to the Company or the business with Covered Customers (collectively the "Confidential Information").

          (b) During Employee's employment and after the termination of employment, Employee shall not, without written consent of the Company, publish or use or disclose to anyone other than authorized Company personnel any Confidential Information. Employee agrees to abide by the policies and regulations for the protection of Confidential Information and understands and agrees that the unauthorized disclosure or misuse of such confidential, proprietary or trade secret information could irreparably damage the Company and/or third parties dealing with the Company

          (c) Employee agrees that the Company has invested substantial time, effort and expense in compiling its Confidential Information and in assembling its present staff of personnel, and that the Confidential Information is a substantial asset being purchased by Sysco. In order to protect against the disclosure and misappropriation of the Company's Confidential Information, Employee agrees that, during his or her employment with the Company and for one year thereafter, Employee shall not do the following:

               (1) approach, solicit business from, or contact or otherwise communicate in any way with any Covered Customer of the Company with the use or assistance of Confidential Information of the Company that Employee obtained during his or her employment for the purpose of engaging in or assisting others in engaging in Competition (as defined herein);

               (2) approach, counsel or attempt to induce any person who is then employed to leave the employ of the Company; or

               (3) aid, assist or counsel any other person, firm or corporation to do any of the above.

For the purpose of this Agreement, a person or business is in Competition with the business of the Company if the business provides the same or substantially similar products or services that are being provided by Sysco to Covered Customers.

     8. Return Of Company Property. All correspondence, memoranda, notes, records, databases, reports, plans, documents, equipment, digitally-stored information or other property received or made by Employee in connection with employment with either Port Stockton and/or Sysco, shall be the exclusive property of Sysco and must not be removed from Company premises, except as required in the course of employment. Employee agrees to return promptly and deliver all copies thereof to the Company on the termination of employment or upon request.

     9. Assignment of Inventions. Employee agrees that any and all inventions, discoveries or improvements that Employee has conceived or may conceive or make during his or her employment relating to or in any way pertaining to or connected with the products or services sold by Company shall be the sole and exclusive property of the Company to the extent permitted by California Labor Code section 2870. The Company shall be the sole owner of all intellectual property rights in connection with such Inventions. Employee hereby assigns to the Company any rights Employee may have or acquire in such Inventions, and shall assign, and hereby does assign to the Company all rights, title and interest in and to all such inventions, discoveries or improvements as well as any modifications or improvements thereto that may be made, to the maximum extent allowed by California Labor Code section 2870. Employee will promptly disclose in writing to any persons designated by the Company, all "Inventions," which includes all improvements, inventions, formulas, ideas, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or developed by me, either alone or jointly with others during the term of Employee's employment.

     10. Notice Period. Employee's employment may be terminated by either the Employee or the Company at any time so long as the Company and/or Employee provides fourteen days (14) days' advance notice ("Notice Period") in writing. During the Notice Period, Employee will remain employed by the Company and have a continuing duty of loyalty and shall be available to consult with the Company concerning any and all pending matters and aid in the transition of information concerning customers, trade secrets, business plans and other Confidential Information. This Notice Period is intended to help the Company protect its business interests, preserve customer good will, give the Company time to find a replacement, facilitate the transfer of Confidential Information that is necessary for the Company to maintain its customer base. During this Notice Period, Employee shall provide to Sysco a full accounting of all actual or potential transactions with Covered Customers, all Confidential Information concerning Covered Customers, all Inventions that he or she may have developed, and aid Sysco in the transition of Covered Customers to Employee's replacement. Termination of Employment will be effective at the end of the Notice Period. Employee acknowledges that the duties under the Notice Period are vital to the Company, and that it shall be entitled to specific enforcement of such duties and /or injunctive relief to prevent interference with the performance of such duties.

     11. Successors. Any successor to the Company to all or substantially all of the Company's business and/or assets shall assume all obligations and rights of the Company under this Agreement, and shall be the direct beneficiary of the terms of this Agreement. Employee agrees expressly to perform the obligations under this Agreement for any successor in the same manner and to the same extent as Employee would be required to perform such obligations in the absence of a succession. The terms of this Agreement and of each Employee's rights hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     12. Governing Law. The validity, interpretation, construction and performance of this Plan shall be governed by the laws of the State of California, without regard to its or any other jurisdiction's conflicts of laws principles.

     13. Severability And Waiver Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be wholly or partially illegal, invalid, or unenforceable, the legality, validity, and enforceability of the remaining parts, terms, or provisions shall not be affected thereby, and said illegal, unenforceable, or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

     14. Entire Agreement. This Agreement represents Employee's entire understanding with the Company with respect to the subject matter of this Agreement and supersedes all previous understandings, written or oral. This Agreement may be amended or modified only by an agreement in writing signed by both Employee and the Company. No oral waiver, amendment or modification shall be effective under any circumstances whatsoever.

Employee acknowledges and agrees that Employee has reviewed all aspects of this Agreement, has carefully read and fully understands all the provisions of this Agreement, and am voluntarily entering into this Agreement.

EMPLOYEE

                                                Dated:
------------------------------------------             -------------------------
[NAME]

Sysco Food Services of                , Inc.    Dated:
                       ---------------                 -------------------------


By:
    ----------------------------------

Its:
     ---------------------------------

                                   Exhibit 3.4
                    NONCOMPETITION NONSOLICITATION AGREEMENT
                                  (SELLER FORM)

     THIS NONCOMPETITION NONSOLICITATION AGREEMENT ("Agreement"), dated this day of September, 2003, is made by and between SYSCO CORPORATION, a
----
Delaware corporation, together with its affiliates, successors and assigns ("Purchaser") and PORT STOCKTON FOOD DISTRIBUTORS, INC., a California corporation ("Seller").

                              W I T N E S S E T H:

     WHEREAS, Seller is engaged in the business of (i) selling food and foodservice products to foodservice industry customers (the "Foodservice Business"); (ii) produce processing; and (iii) meat processing (the "Meat Processing Business" and, together the Meat Processing Business and the Foodservice Business are referred to herein as the "Purchased Business");

     WHEREAS, Purchaser, pursuant to that certain Asset Purchase Agreement ("Purchase Agreement") dated August 18, 2003, among Seller, the sole shareholder of Seller, the Purchaser and Smart & Final Inc., the parent of Seller's sole shareholder, as of the date hereof, acquired (the "Acquisition") from Seller, certain of the assets of Seller used solely in connection with the Purchased Business, including among other assets, customers lists and goodwill related thereto;

     WHEREAS, the business connections, customers, products, techniques, goodwill and other aspects of the Purchased Business are maintained at great expense, are of great value to Purchaser and provide it with a substantial competitive advantage;

     WHEREAS, in order to induce Purchaser to enter into the Purchase Agreement and to consummate the Acquisition, which Seller hereby acknowledges will benefit Seller, Seller has agreed to accept certain restrictions as set forth herein; and

     WHEREAS, this Agreement is ancillary to and an integral part of the Purchase Agreement and the transactions contemplated therein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. For the purposes of this Agreement, the following definitions shall apply:

          (a) "Competing Business" shall mean any person, concern or entity which is engaged in or conducts a business in the Territory substantially the same as the Purchased Business as of the date hereof.

          (b) "Confidential Information" shall mean business information (other than business information that is a Trade Secret) of Purchaser, not generally known or available to the public or competitors in the trade and that Purchaser keeps confidential.

          (c) "Noncompetition Period" means the period beginning on the Closing Date (as defined in the Purchase Agreement) and expiring on the second (2nd) anniversary of the Closing Date.

          (d) "Territory" shall mean the State of California, which the parties acknowledge is the market in which Seller conducts the Purchased Business prior to the date hereof.

          (e) "Trade Secrets" shall mean information not generally known about the Purchased Business or Purchaser which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality and from which Purchaser derives economic value from the fact that the information is not generally known to other persons who can obtain economic value from its disclosure or use. Trade Secrets include, but are not limited to, technical or non-technical data, compilations, programs and methods, techniques, drawings, processes, financial data, research, pricing, information as to sales representatives and suppliers, lists of actual and potential customers, customer route books, cards or lists containing the names, addresses, buying habits and business locations of past, present and prospective customers, sales reports, service reports, price lists, product formulae and methods and procedures relating to services, in each case to the extent not generally known or available to the public, persons who can obtain economic value from its disclosure or use, or competitors in the trade.

     2. Covenants of Seller. The covenants in this Section 2 are a material inducement to Purchaser to enter into the Purchase Agreement, and certain of the amounts payable to Seller under the Purchase Agreement are in consideration for the covenants in this Section 2. The parties hereto acknowledge that: (i) the assets being purchased by Purchaser are the principal assets of the Purchased Business; (ii) the restrictions imposed in this Section 2 are fair and reasonable; and (iii) the time, scope, geographic area, and other provisions of this Section 2 have been specifically negotiated by sophisticated commercial parties, represented by legal counsel.

          (a) Nondisclosure of Trade Secrets and Confidential Information.

               (i) Seller will not at any time communicate or disclose to any person, firm or business entity, other than Purchaser, directly or indirectly, any Trade Secrets or Confidential Information; provided, however, that Seller may disclose such information (A) as has become generally available to the public or known by or available to competitors in the trade (other than by virtue of any disclosure by Seller in violation of this Agreement), (B) as may be required in any report, statement or testimony submitted to any municipal, state, federal or other governmental regulatory body, (C) as may be required to enforce rights of Seller under the Purchase Agreement or any agreement entered into in connection with the Purchase Agreement, (D) as may be required in response to any summons or subpoena or in connection with any litigation, or any administrative or other legal proceeding, or (E) as may be required in order to comply with any law, order, regulation or ruling applicable to Seller or Purchaser; provided that Seller shall give Purchaser reasonable prior notice of any disclosure under the immediately preceding clauses (D) and (E) in order to permit Purchaser to seek an appropriate protective order.

               (ii) Subject to the provision set forth in the immediately preceding subsection (ii), the disclosure of Trade Secrets by Seller is prohibited until such information loses its character as a Trade Secret through no fault or action of Seller.

          (b) Noncompetition. Seller covenants and agrees that Seller shall not, during the Noncompetition Period, either directly or indirectly, within the Territory (i) for itself, (ii) as a consultant, manager, owner, partner, joint venturer, investor, or lender, or (iii) as an independent contractor for, or while acting in any other capacity, own, engage in, conduct, manage, operate or participate in or in any other way provide services to a Competing Business.

          (c) Nonsolicitation of Customers. Seller covenants and agrees that Seller shall not, during the Noncompetition Period, either directly or indirectly, on its own behalf or in the service or on behalf of any Competing Business, solicit or attempt to divert any customer of Purchaser to whom Seller sold or provided any products or services through the Purchased Business at any time within the twelve (12) month period prior to the date hereof.

          (d) Nonsolicitation of Employees. Seller covenants and agrees that Seller shall not, during the Noncompetition Period, directly or indirectly, solicit, divert or recruit any employee of Purchaser who was employed by Seller prior to Closing, to leave such employment, whether or not such employment is pursuant to a written contract with Purchaser or at will.

     3. Reformation by Court. In the event any court of competent jurisdiction should determine that any of the terms of this Agreement are unreasonable or unenforceable in scope, Seller and Purchaser consent to the exercise by such court of its equitable jurisdiction to reform such terms in accordance with applicable law.

     4. Severability. If any provision of this Agreement is prohibited by the laws of any jurisdiction as those laws apply to this Agreement, that provision shall be ineffective to the extent of such prohibition and/or shall be modified to conform with such laws, without invalidating the remaining provisions hereof.

     5. Injunctive Relief. Both Seller and Purchaser expressly recognize that the subject matter of this Agreement is unique, and that any breach of Seller's obligations under this Agreement is likely to result in irreparable injury to Purchaser which cannot be adequately or solely measured or compensated by the rules of law and legal remedies. Therefore, in the event of a breach of this Agreement by Seller, Purchaser shall be entitled to obtain specific performance of this Agreement through injunctive relief and such ancillary remedies of an equitable nature as a court may deem appropriate. Such equitable relief shall be in addition to, and the availability of such equitable relief shall not serve to preclude, any legal remedies which might be available to Purchaser.

     6. Governing Law; Jurisdiction. This Agreement is governed by and subject to the laws of the State of California (without giving effect to its conflict of law provisions) irrespective of the fact that a party hereto may be a resident of another state or jurisdiction. Each of the parties hereby irrevocably submits in any suit, action or proceeding arising out of or related to this Agreement to the exclusive jurisdiction of the courts of the State of California and waives any and all objections to jurisdiction that it may have under the laws of California or the United States.

     7. Modification. This Agreement may not be changed or modified except in writing specifically referring to this Agreement and signed by Purchaser and the Seller. No attempted waiver of any provision hereof shall be binding on the other parties unless reduced to writing and signed the waiving party. Unless specifically provided otherwise herein or agreed to by Purchaser and the Seller in writing, no modification, waiver, termination, rescission, discharge or cancellation of this Agreement shall affect the right of the parties hereto to enforce any claim, whether or not liquidated, which accrued prior to the date of such modification, waiver, termination, rescission, discharge, or cancellation of this Agreement, and no waiver of any provision or of any default under this Agreement shall affect the right of any party to enforce such provision or to exercise any right or remedy in the event of any other default, whether or not similar.

     8. Benefit; Assignment. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by Purchaser, the Seller and their respective successors and assigns. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties, provided that Purchaser may assign this Agreement, in whole or in part, to one or more wholly-owned subsidiaries of Purchaser without the consent of the Seller.

     9. Time of Essence. The parties agree that time is of the essence with respect to each provision of this Agreement.

     10. Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     11. Notices. Any notice to be given hereunder shall be deemed given and sufficient if in writing and delivered personally or sent for next day delivery by a recognized overnight delivery service (e.g. Federal Express) which guarantees next day delivery ("Overnight Delivery") or by telefax with confirmation of receipt (with a copy sent by registered or certified mail, return receipt requested, postage prepaid or Overnight Delivery),

If to Seller:          Dennis Chiavelli
                       Smart & Final, Inc.
                       600 Citadel Drive
                       Commerce, California 90040
                       Telefax: (323) 869-7871

     With a copy to:   Legal Department
                       Smart & Final, Inc.
                       600 Citadel Drive
                       Commerce, California 90040
                       Telefax: (323) 869-7862

     And a copy to:    Skadden, Arps, Slate, Meagher & Flom LLP
                       Four Times Square
                       New York, New York 10036
                       Attention: Jeffrey W. Tindell
                       Telefax: (212) 735-2000

     And a copy to:    Foley & Lardner
                       2029 Century Park East, Suite 3500
                       Los Angeles, California 90067-3021
                       Attention: Richard W. Lasater II
                       Telefax: (310) 557-8475

If to the Purchaser:   Sysco Corporation
                       1390 Enclave Parkway
                       Houston, TX  77077-2099
                       Attn: General Counsel
                       Telefax: (281) 584-2510

with a copy to:        Robert P. Finch, Esq.
                       Arnall Golden  Gregory LLP
                       1201 West Peachtree Street
                       2800 One Atlantic Center
                       Atlanta, GA 30309-3450
                       Telefax: (404) 873-8617

or such address as shall be furnished by such notice to the other parties hereto.

     12. Expenses of Enforcement. The non-prevailing party shall be liable to, and will pay the prevailing party, for all costs and expenses, including, but not limited to, reasonable attorneys' fees incurred by the prevailing party in the enforcement, defense or interpretation in any respect of any of its rights under this Agreement, whether in litigation or otherwise. The existence of any claim, demand, action, or cause of action of Seller against Purchaser shall not operate as an offset against any liability of Seller hereunder, nor shall it preclude Purchaser from pursuing any remedy hereunder.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed and delivered this Agreement as of the day and year first above written.

                                        PURCHASER:
                                        SYSCO CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        SELLER:
                                        PORT STOCKTON FOOD DISTRIBUTORS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   Exhibit 3.4
                    NONCOMPETITION NONSOLICITATION AGREEMENT
                              (SHAREHOLDERS' FORM)

     THIS NONCOMPETITION NONSOLICITATION AGREEMENT ("Agreement"), dated this day of September, 2003, is made by and among SYSCO CORPORATION, a Delaware
----
corporation, together with its affiliates, successors and assigns ("Purchaser"), AMERCIAN FOODSERVICE DISTRIBUTORS, INC., a California corporation ("AFD"), and SMART & FINAL INC., a Delaware corporation ("S&F", together with AFD, the "Shareholders").

                              W I T N E S S E T H:

     WHEREAS, S&F is the sole shareholder of AFD;

     WHEREAS, AFD is the sole shareholder of Port Stockton Food Distributors, Inc., a California corporation ("Seller"), and whereas Seller is engaged in the business of (i) selling food and foodservice products to foodservice industry customers (the "Foodservice Business"); (ii) produce processing; and (iii) meat processing (the "Meat Processing Business" and, together, the Meat Processing Business and the Foodservice Business are referred to herein as the "Purchased Business");

     WHEREAS, Purchaser, pursuant to that certain Asset Purchase Agreement (the "Purchase Agreement") dated August 18, 2003, among Seller, Purchaser, AFD and S&F, as of the date hereof, acquired (the "Acquisition") from Seller, certain of the assets of Seller used solely in connection with the Purchased Business, including among other assets, customer lists and goodwill related thereto;

     WHEREAS, the business connections, customers, products, techniques, goodwill and other aspects of the Purchased Business are maintained at great expense, are of great value to Purchaser and provide it with a substantial competitive advantage;

     WHEREAS, each of the Shareholders has been entrusted with the knowledge and possession of Trade Secrets (defined below) and Confidential Information (defined below);

     WHEREAS, in order to induce Purchaser to enter into the Purchase Agreement and to consummate the Acquisition, which each of the Shareholders hereby acknowledges will benefit them, each of the Shareholders has agreed to accept certain restrictions as set forth herein; and

     WHEREAS, this Agreement is ancillary to and an integral part of the Purchase Agreement and the transactions contemplated therein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. For the purposes of this Agreement, the following definitions shall apply:

          (a) "Competing Business" shall mean any person, concern or entity, which is engaged in or conducts a business in the Territory substantially the same as the Purchased Business as of the date hereof.

          (b) "Confidential Information" shall mean business information (other than business information that is a Trade Secret) of Purchaser, not generally known or available to the public or competitors in the trade and that Purchaser keeps confidential.

          (c) "Noncompetition Period" means the period beginning on the Closing Date (as defined in the Purchase Agreement) and expiring on the second (2nd) anniversary of the Closing Date.

          (d) "Territory" shall mean the State of California, which the parties acknowledge is the market in which Seller conducts the Purchased Business prior to the date hereof.

          (e) "Trade Secrets" shall mean information not generally known about the Purchased Business or Purchaser that is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality and from which Purchaser derives economic value from the fact that the information is not generally known to other persons who can obtain economic value from its disclosure or use. Trade Secrets include, but are not limited to, technical or non-technical data, compilations, programs and methods, techniques, drawings, processes, financial data, research, pricing, information as to sales representatives and suppliers, lists of actual and potential customers, customer route books, cards or lists containing the names, addresses, buying habits and business locations of past, present and prospective customers, sales reports, service reports, price lists, product formulae and methods and procedures relating to services, in each case to the extent not generally known or available to the public, persons who can obtain economic value from its disclosure or use, or competitors in the trade.

     2. Covenants of the Shareholders. The covenants in this Section 2 are a material inducement to Purchaser to enter into the Purchase Agreement, and certain of the amounts payable to Seller under the Purchase Agreement are in consideration for the covenants in this Section 2. The parties hereto acknowledge that: (i) the assets being purchased by Purchaser are the principal assets of the Purchased Business; (ii) the restrictions imposed in this Section 2 are fair and reasonable; and (iii) the time, scope, geographic area and other provisions of this Section 2 have been specifically negotiated by sophisticated commercial parties, represented by legal counsel.

          (a) Nondisclosure of Trade Secrets and Confidential Information.

               (i) Neither of the Shareholders will at any time communicate or disclose to any person, firm or business entity, other than Purchaser, directly or indirectly, any Trade Secrets or Confidential Information; provided, however, that each of the Shareholders may disclose such information (A) as has become generally available to the public or known by or available to competitors in the trade (other than by virtue of any disclosure by either of the Shareholders in violation of this Agreement), (B) as may be required in any report, statement or testimony submitted to any municipal, state, federal or other governmental regulatory body, (C) as may be required to enforce rights of either Shareholder under the Purchase Agreement or any agreement entered into in connection with the Purchase Agreement, (D) as may be required in response to any summons or subpoena or in connection with any litigation, or any administrative or other legal proceeding, or (E) as may be required in order to comply with any law, order, regulation or ruling applicable to the Shareholders or Purchaser; provided, that, each of the Shareholders shall give Purchaser reasonable prior notice of any disclosure under the immediately preceding clauses (D) and (E) in order to permit Purchaser to seek an appropriate protective order.

               (ii) Subject to the provision set forth in the immediately preceding subsection (i), the disclosure of Trade Secrets by each of the Shareholders is prohibited until such information loses its character as a Trade Secret through no fault or action of either of the Shareholders.

          (b) Noncompetition. Each of the Shareholders covenants and agrees that it shall not, during the Noncompetition Period, either directly or indirectly, within the Territory (i) for itself, (ii) as a consultant, manager, owner, partner, joint venturer, investor or lender, or (iii) as an independent contractor for, or while acting in any other capacity, own, engage in, conduct, manage, operate or participate in or in any other way provide services to a Competing Business; provided, however, that nothing in this Agreement shall be deemed to affect or in any way restrict S&F from conducting its retail store operations.

          (c) Nonsolicitation of Customers. Each of the Shareholders covenants and agrees that it shall not, during the Noncompetition Period, either directly or indirectly, on its own behalf or in the service or on behalf of any Competing Business, solicit or attempt to divert any customer of Purchaser to whom Seller sold or provided any products or services through the Purchased Business at any time within the twelve (12) month period prior to the date hereof; provided, however, that nothing in this Agreement shall be deemed to affect or in any way restrict S&F from conducting its retail store operations.

          (d) Nonsolicitation of Employees. Each of the Shareholders covenants and agrees that it shall not, during the Noncompetition Period, directly or indirectly, solicit, divert or recruit any employee of Purchaser who was employed by Seller prior to Closing, to leave such employment, whether or not such employment is pursuant to a written contract with Purchaser or at-will.

     3. Reformation by Court. In the event any court of competent jurisdiction should determine that any of the terms of this Agreement are unreasonable or unenforceable in scope, each of the Shareholders and Purchaser consent to the exercise by such court of its equitable jurisdiction to reform such terms in accordance with applicable law.

     4. Severability. If any provision of this Agreement is prohibited by the laws of any jurisdiction as those laws apply to this Agreement, that provision shall be ineffective to the extent of such prohibition and/or shall be modified to conform with such laws, without invalidating the remaining provisions hereof.

     5. Injunctive Relief. Each of the Shareholders and Purchaser expressly recognize that the subject matter of this Agreement is unique, and that any breach of the Shareholders' obligations under this Agreement is likely to result in irreparable injury to Purchaser, which cannot be adequately or solely measured or compensated by the rules of law and legal remedies. Therefore, in the event of a breach of this Agreement by either of the Shareholders, Purchaser shall be entitled to obtain specific performance of this Agreement through injunctive relief and such ancillary remedies of an equitable nature as a court may deem appropriate. Such equitable relief shall be in addition to, and the availability of such equitable relief shall not serve to preclude, any legal remedies that might be available to Purchaser.

     6. Governing Law; Jurisdiction. This Agreement is governed by and subject to the laws of the State of California (without giving effect to its conflict of law provisions) irrespective of the fact that a party hereto may be a resident of another state or jurisdiction. Each of the parties hereby irrevocably submits in any suit, action or proceeding arising out of or related to this Agreement to the exclusive jurisdiction of the courts of the State of California and waives any and all objections to jurisdiction that it may have under the laws of California or the United States.

     7. Modification and Waiver. This Agreement may not be changed or modified except in writing specifically referring to this Agreement and signed by Purchaser and the Shareholders. No attempted waiver of any provision hereof shall be binding on the other parties unless reduced to writing and signed the waiving party. Unless specifically provided otherwise herein or agreed to by Purchaser and the Shareholders in writing, no modification, waiver, termination, rescission, discharge or cancellation of this Agreement shall affect the right of the parties hereto to enforce any claim, whether or not liquidated, which accrued prior to the date of such modification, waiver, termination, rescission, discharge, or cancellation of this Agreement, and no waiver of any provision or of any default under this Agreement shall affect the right of any party to enforce such provision or to exercise any right or remedy in the event of any other default, whether or not similar.

     8. Benefit; Assignment. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by Purchaser, the Shareholders and their respective successors and assigns. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties, provided that Purchaser may assign this Agreement, in whole or in part, to one or more wholly-owned subsidiaries of Purchaser without the consent of the Shareholders.

     9. Time of Essence. The parties agree that time is of the essence with respect to each provision of this Agreement.

     10. Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     11. Notices. Any notice to be given hereunder shall be deemed given and sufficient if in writing and delivered personally or sent for next day delivery by a recognized overnight delivery service (e.g. Federal Express) which guarantees next day delivery ("Overnight Delivery") or by telefax with confirmation of receipt (with a copy sent by registered or certified mail, return receipt requested, postage prepaid or Overnight Delivery),

If to Shareholders:    Dennis Chiavelli
                       Smart & Final, Inc.
                       600 Citadel Drive
                       Commerce, California 90040
                       Telefax: (323) 869-7871

     With a copy to:   Legal Department
                       Smart & Final, Inc.
                       600 Citadel Drive
                       Commerce, California 90040
                       Telefax: (323) 869-7862

     And a copy to:    Skadden, Arps, Slate, Meagher & Flom LLP
                       Four Times Square
                       New York, New York 10036
                       Attention: Jeffrey W. Tindell
                       Telefax: (212) 735-2000

     And a copy to:    Foley & Lardner
                       2029 Century Park East, Suite 3500
                       Los Angeles, California 90067-3021
                       Attention: Richard W. Lasater II
                       Telefax: (310) 557-8475

If to the Purchaser:   Sysco Corporation
                       1390 Enclave Parkway
                       Houston, TX 77077-2099
                       Attn: General Counsel
                       Telefax: (281) 584-2510

with a copy to:        Robert P. Finch, Esq.
                       Arnall Golden Gregory LLP
                       1201 West Peachtree Street
                       2800 One Atlantic Center
                       Atlanta, GA 30309-3450
                       Telefax: (404) 873-8617

or such address as shall be furnished by such notice to the other parties hereto.

     12. Expenses of Enforcement; Enforcement. The non-prevailing party shall be liable to, and will pay the prevailing party, for all costs and expenses, including, but not limited to, reasonable attorneys' fees incurred by the prevailing party in the enforcement, defense or interpretation in any respect of any of its rights under this Agreement, whether in litigation or otherwise. The existence of any claim, demand, action, or cause of action of either of the Shareholders against Purchaser shall not operate as an offset against any liability of the Shareholders hereunder, nor shall it preclude Purchaser from pursuing any remedy hereunder.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed and delivered this Agreement as of the day and year first above written.

                                        PURCHASER:
                                        SYSCO CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        SHAREHOLDERS:
                                        AMERICAN FOODSERVICE DISTRIBUTORS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        SMART & FINAL INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                  Exhibit 3.13
                          TRANSITION SERVICES AGREEMENT

     THIS TRANSITION SERVICES AGREEMENT (the "Agreement") is entered this
                                                                          ---
day of                , 2003, by and among PORT STOCKTON FOOD DISTRIBUTORS,
       ---------------
INC., a California corporation ("Seller"), AMERICAN FOODSERVICE DISTRIBUTORS, a California corporation and the sole shareholder of Seller ("AFD"), SMART & FINAL INC., a Delaware corporation and the sole shareholder of AFD ("S&F", collectively, with AFD, referred to as "Shareholders"), and SYSCO CORPORATION, a Delaware corporation ("Purchaser").

                              W I T N E S S E T H :

     WHEREAS, Seller is engaged in the business of (i) selling food and foodservice products to foodservice industry customers (the "Foodservice Business"); (ii) produce processing; and (iii) meat processing (the "Meat Processing Business") (together the Meat Processing Business and the Foodservice Business are referred to as the "Purchased Business");

     WHEREAS, Purchaser, pursuant to that certain Asset Purchase Agreement ("Asset Purchase Agreement") dated August 18, 2003, among Seller, AFD, S&F and Purchaser, as of the date hereof, acquired (the "Acquisition") from Seller, certain of the assets of Seller used solely in connection with the Purchased Business; and

     WHEREAS, this Agreement is executed and delivered by the parties hereto pursuant to Section 3.13 of the Asset Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Unless otherwise defined herein, capitalized terms used herein have the following meaning:

     "Facilities" has the meaning given to such term in the Asset Purchase Agreement.

     "Inventory" has the meaning given to such term in the Asset Purchase Agreement.

     "Transition Period" means the period beginning on the date hereof and ending at the earlier of: (i) the mutual agreement of Purchaser and Seller; (ii) the date upon which the last item of Inventory has been removed by Purchaser from Seller's Facilities; or (iii) the date that is sixty (60) days following the date hereof.

2. Transition Services. Upon and subject to the terms and conditions of this Agreement, during the Transition Period the Seller and the Shareholders hereby agree that:

     (a) employees of Seller or the Shareholders shall, as reasonably requested by Purchaser, assist Purchaser with the smooth transition and integration of the customers of the Purchased Business into Purchaser's business;

     (b) Seller shall continue to maintain the Facilities in the ordinary course of business consistent with its past practice, including without limitation, the maintenance of reasonable security over and insurance on the Inventory located at the Facilities; and

     (c) At the request of Purchaser, Seller's employees will assist Purchaser in moving the Inventory to the dock at the Facilities and loading the Inventory on Purchaser's trucks. All risk of loss with respect to the Inventory shall pass to Purchaser as soon as the Inventory has been loaded on Purchaser's trucks and until such time shall remain with Seller.

3. Access to Facilities. During the Transition Period, Seller shall provide Purchaser and its employees with reasonable access (when and as requested by Purchaser) to the Facilities and Purchaser shall be entitled to have its employees conduct, at the facilities, loading, unloading and other warehousing activities with respect to the Inventory and Purchaser shall indemnify Seller for any loss, cost or expense incurred by Seller in connection with such activities of Purchaser's employees.

4. License. Seller hereby grants to Purchaser a royalty-free license to sell any Inventory that is proprietary to Seller and any Inventory that is contained in packaging with any proprietary marks of Seller (collectively "Proprietary Inventory").

5. Term. The term of this Agreement ("Term") shall be for the Transition Period, except for the term of the license granted in Section 4 hereof which shall not terminate or be revoked until all Proprietary Inventory has been sold by Purchaser or six months following the date hereof, whichever occurs first.

6. Expenses. Purchaser shall, within thirty days following receipt of an invoice and related supporting documentation from Seller, reimburse Seller for the reasonable, actual, direct, out-of-pocket costs and expenses incurred by Seller during the Term (i) for utilities at the Facilities, (ii) to maintain security over the Inventory, (iii) to maintain insurance on the Inventory, and (iv) for payroll costs of employees used solely for warehousing activities related to the Inventory. In addition, during the Term, Purchaser shall reimburse Seller for one-half of the monthly rental on the Facilities, such reimbursement not to exceed $61,816 per month. The foregoing costs and expenses shall be appropriately pro-rated to the extent that any part of such costs and expenses relate to time periods that are both during the Term and either before or after the Term.

7. Independent Contractors. Nothing contained in this Agreement is intended to create nor shall it be deemed or construed to create any partnership or joint venture relationship between Purchaser and Seller. The relationship of Purchaser to Seller shall be that of an independent contractor.

8. Cooperation; Dispute Resolution. Purchaser and Seller agree to cooperate in good faith in connection with the provision of the transition services, and matters relating thereto or otherwise arising hereunder. In addition, the parties will cooperate to dispose of Proprietary Inventory that has not been sold by Purchaser within six months following the date hereof. Any dispute, claim or controversy in respect of this Agreement shall be subject to the dispute resolution procedures set forth in Section 10.11 of the Asset Purchase Agreement.

9. Miscellaneous.

     (a) Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed in writing) or sent by overnight courier (providing proof of delivery) to the parties at the addresses specified in the Asset Purchase Agreement.

     (b) Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall be deemed one original.

     (c) Entire Agreement. This Agreement contains the entire agreement among the parties hereto and thereto with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provision hereof may be waived, except by an instrument in writing signed by all of the parties hereto. No waiver of any provision hereof by any party shall be deemed a continuing waiver of any matter by such party.

     (d) Amendment. No amendment or modification to this Agreement shall be effective unless it is in writing and signed by both Purchaser and Seller.

     (e) Assignment. The rights and obligations of each party under this Agreement may not be assigned without the prior written consent of the other party, provided that Purchaser may assign this Agreement in whole or in part to one or more wholly-owned subsidiaries of Purchaser without the consent of Seller or Shareholders. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     (f) Rights Cumulative. The rights, powers and remedies given to each party by this Agreement shall be in addition to all rights, powers and remedies given to such party by virtue of any statute or rule of law and all such rights, powers and remedies are cumulative and not alternative, and may be exercised and enforced successively or concurrently. Any forbearance or failure or delay by a party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of a party hereunder shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by such party.

     (g) Governing Law. This Agreement shall be governed by and construed under the laws of the State of California, without regard to principles of conflict of laws.

     (h) Further Assurances. The parties to this Agreement agree to execute and deliver any additional information, documents or agreements contemplated hereby and/or necessary or appropriate to effect and perform the actions contemplated hereby.

     (i) Time of Essence. The parties agree that time is of the essence with respect to each provision of this Agreement.

     (j) Headings. The headings set forth in this Agreement are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

     (k) Survival. Section 8 shall survive the termination of this Agreement.

     IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement under seal on the date first hereinabove set forth.

                                        SELLER:
                                        PORT STOCKTON FOOD DISTRIBUTORS, INC.


                                        By: /s/ Donald G. Alvarado
                                            ------------------------------------
                                        Its:      SVP
                                             -----------------------------------


                                        SHAREHOLDERS:
                                        AMERICAN FOODSERVICE DISTRIBUTORS


                                        By: /s/ Donald G. Alvarado
                                            ------------------------------------
                                        Its:     SVP
                                             -----------------------------------


                                        SMART & FINAL INC.


                                        By: /s/ Donald G. Alvarado
                                            ------------------------------------
                                        Its:     SVP
                                             -----------------------------------


                                        PURCHASER:
                                        SYSCO CORPORATION


                                        By: /s/ Michael C. Nichols
                                            ------------------------------------
                                        Its:  VP & Gen Counsel
                                             -----------------------------------

                                Exhibit 7.4(a)(i)
                                  BILL OF SALE

     KNOW ALL MEN BY THESE PRESENTS that Port Stockton Food Distributors, Inc., a California corporation ("Seller"), in accordance with the terms of that
certain Asset Purchase Agreement dated as of August    , 2003 (the "Agreement"),
                                                    ---
by and among Seller, American Food Distributors, a California corporation and the sole shareholder of Seller ("AFD"), Smart & Final Inc., a Delaware corporation and the sole shareholder of AFD, and SYSCO Corporation, a Delaware corporation ("Purchaser"), for good and valuable consideration, hereby sells, transfers, assigns, conveys, grants, delivers, alienates, and sets over to Purchaser, and its successors and assigns, forever, all legal, beneficial and other rights, title and interest in and to the Purchased Assets (as defined in the Agreement), free and clear of all claims, liens, encumbrances, conditions, easements, restrictions, leases, security interests, or similar interests of any kind or nature whatsoever, to have and to hold the same unto Purchaser and its successors and assigns, for its or their use forever.

     Seller agrees it will, at any time and from time to time from the date hereof, upon the request of Purchaser, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, all such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required for the better assigning, transferring, granting, conveying, assuring and confirming to Purchaser or for aiding in assigning and reducing to the possession of Purchaser, title to and possession of any and all of such Purchased Assets transferred and assigned hereby.

     Nothing in this Bill of Sale, express or implied, is intended or shall be construed to confer upon or give to any person, firm or corporation other than Purchaser and its successors and permitted assigns, any remedy or claim under or by reason of this Bill of Sale or any term hereof, and all the terms, promises and agreements contained in this Bill of Sale shall be for the sole and exclusive benefit of Purchaser and its successors and permitted assigns. This Bill of Sale does not, nor shall it be deemed to, supersede, extinguish or merge any of the representations, warranties, indemnities and limitations set forth in the Agreement, including, without limitation, all representations, warranties, indemnities and limitations therein made with respect to the Purchased Assets, all of which are incorporated herein by reference and which provisions shall remain in full force and effect as provided therein.

     IN WITNESS WHEREOF, Seller has caused this instrument to be executed by its
duly authorized corporate representative as of the       day of September, 2003.
                                                   -----

                                        PORT STOCKTON FOOD DISTRIBUTORS, INC.


                                        By: /s/ Donald G. Alvarado
                                            ------------------------------------
                                        Name:   Donald G. Alvarado
                                              ----------------------------------
                                        Its:       SVP
                                             -----------------------------------

                               Exhibit 7.4(a)(ii)
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") is made and
entered into as of the      day of            , 2003, by and between SYSCO
                       ----        -----------
CORPORATION, a Delaware corporation ("Assignee") and PORT STOCKTON FOOD DISTRIBUTORS, INC., a California corporation ("Assignor").

                              W I T N E S S E T H:

     WHEREAS, Assignor, Assignee, American Foodservice Distributors, the parent of Assignor ("AFD"), and Smart & Final Inc., the parent of AFD ("S&F"), have
entered into that certain Asset Purchase Agreement dated as of August   , 2003
                                                                      --
("Asset Purchase Agreement"), pursuant to which Assignee agreed to purchase certain assets of Assignor and to assume certain contracts of Assignor;

     WHEREAS, this Agreement is being entered into pursuant to Sections 7.4(b)(ii) and 8.3(e) of the Asset Purchase Agreement.

     NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Capitalized Terms. Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Asset Purchase Agreement.

     2. Assignment and Assumption of the Assigned Contracts. Assignor hereby transfers and assigns to Assignee, and Assignee hereby accepts, assumes and agrees to pay when due, perform and discharge in accordance with the terms thereof, all of Assignor's duties and obligations under the Assigned Contracts arising from and after the date hereof, subject to and in accordance with the terms and provisions of the Asset Purchase Agreement.

     3. Further Assurances. Each of Assignor and Assignee shall execute such additional documents and instruments and take such further action as may be reasonably required or desirable to carry out the provisions hereof.

     4. Integration with Asset Purchase Agreement Provisions. Nothing contained in this Agreement shall expand, reduce, modify or waive any rights or obligations of the parties under the Asset Purchase Agreement, including, without limitation, the rights and obligations of the parties under Article 6 thereof. In the event that any of the provisions of this Agreement are determined to conflict with the terms of the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall control.

     5. Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to the choice of law provisions thereof.

     7. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     8. Headings. The section headings herein have been inserted for convenience or reference only, and are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     9. Amendments. This Agreement may be amended, extended, superseded, canceled, renewed, or the terms hereof may be waived, only by a written instrument signed by the parties, or, in the case of a waiver, by the party waiving compliance.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the date first above written.

                                        "Assignee"

                                        SYSCO CORPORATION


                                        By: /s/ Michael C. Nichols
                                            ------------------------------------
                                        Name:   Michael C. Nichols
                                              ----------------------------------
                                        Title:   VP & Gen Counsel
                                               ---------------------------------


                                        "Assignor"

                                        PORT STOCKTON FOOD DISTRIBUTORS, INC.


                                        By: /s/ Donald G. Alvarado
                                            ------------------------------------
                                        Name:   Donald G. Alvarado
                                              ----------------------------------
                                        Title:      SVP
                                               ---------------------------------

                                      -2-